UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 27, 2020 (October 21, 2020)

QDM International Inc.

(Exact name of registrant as specified in its charter)

Florida	000-27251	59-3564984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 715, 7F, The Place Tower C, No. 150 Zunyi Road Changning District, Shanghai, China	200051
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  +86 (21) 22183083

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K (the “Current Report”) being filed in connection with a series of transactions consummated by QDM International Inc. (“we,” “us,” “our,” “QDM,” or the “Company”), and certain related events and actions taken by the Company and its related parties.

This Current Report includes the following items:

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.01	Completion of Acquisition or Disposition of Assets.
Item 3.02	Unregistered Sales of Equity Securities.
Item 4.01	Changes in Registrant’s Certifying Accountant.
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 5.06	Change in Shell Company Status.
Item 9.01	Financial Statements and Exhibits.

Certain Conventions Used in this Current Report

Unless otherwise indicated or the context otherwise requires, references in this Current Report to:

●	“24/7 Kid” are to 24/7 Kid Doc, Inc., a Florida corporation and wholly-owned subsidiary of the Company;

●	“BVI” are to the British Virgin Islands;

●	“Common Stock” are to the common stock of the Company, par value $0.0001 per share;

●	“HKD,” “HK$” and “Hong Kong dollars” are to the legal currency of Hong Kong;

●	“QDM BVI” are to QDM Holdings Limited, a BVI company and a wholly-owned subsidiary of the Company;

●	“QDM HK” are to QDM Group Limited, a Hong Kong corporation and a wholly-owned subsidiary of the QDM BVI;

●	“Series C Preferred Shares” are to the Series C Convertible Preferred Stock, par value $0.0001 per share, each convertible into eleven shares of Common Stock initially;

●	the “Group” are to QDM BVI, QDM HK and YeeTah, collectively;

●	“technical representatives” are to licensed individuals who provide advice to an insurance policy holder or potential policy holder on insurance matters on behalf of an insurance agent or broker, or arrange contracts of insurance in or from Hong Kong on behalf of that insurance agent or broker;

●	“US$,” “U.S. dollars,” “$,” and “USD” are to the legal currency of the United States;

●	“we,” “us,” “our,” “QDM,” and the “Company” refer to QDM International Inc. a Florida corporation; and

●	“YeeTah” are to YeeTah Insurance Consultant Limited, a Hong Kong corporation and a wholly-owned subsidiary of the QDM HK.

The Company and its subsidiaries maintain their books and records in U.S. dollars and in accordance with generally accepted accounting principles of the United States. QDM BVI, QDM HK and YeeTah maintain their books and records either in US$ or Hong Kong dollars. This Current Report also contains translations of Hong Kong dollars into U.S. dollars for the convenience of the reader. The Hong Kong dollar is freely convertible into other currencies (including the U.S. dollar). Since 1983, the Hong Kong dollar has effectively been officially linked to the U.S. dollar at the rate of approximately HK$7.80 = US$1.00. However, the market exchange rate of the Hong Kong dollar against the U.S. dollar continues to be influenced by the forces of supply and demand in the foreign exchange market.

Unless otherwise stated, all translations of Hong Kong dollars into U.S. dollars were made at HK$7.8 = US$1.00, which is the prevailing exchange rate as of October 21, 2020. We make no representation that the Hong Kong dollar or U.S. dollar amounts referred to in this Current Report could have been or could be converted into U.S. dollars or Hong Kong dollars, as the case may be, at any particular rate or at all.

Prior to the Share Exchange (as defined below), we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act). As a result of the Share Exchange, we have ceased to be a “shell company”. The information contained in this Report constitutes the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act of 1933, as amended.

Item 1.01  Entry into a Material Definitive Agreement

On October 21, 2020, we entered into a share exchange agreement (the “Share Exchange Agreement”) with QDM Holdings Limited, a BVI company (“QDM BVI”), and Huihe Zheng, the sole shareholder of QDM BVI (the “QDM BVI Shareholder”), who is also our principal stockholder and serves as our Chairman and Chief Executive Officer, to acquire all the issued and outstanding capital stock of QDM BVI in exchange for the issuance to the QDM BVI Shareholder 900,000 shares of a newly designated Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Shares”), with each Series C Preferred Share initially being convertible into 11 shares of our common stock, par value $0.0001 per share (the “Common Stock”), subject to certain adjustments and limitations (the “Share Exchange”). The Share Exchange closed on October 21, 2020.

As a result of the consummation of the Share Exchange, we acquired QDM BVI and its indirect subsidiary, YeeTah Insurance Consultant Limited, a Hong Kong corporation (“YeeTah”), an insurance brokerage company primarily engaged in the sales and distribution of insurance products in Hong Kong.

The foregoing descriptions of the Share Exchange Agreement and the transactions contemplated thereby do not purport to be complete and are subject to the more detailed provisions set forth in the agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.  All references to the Share Exchange Agreement and other exhibits to this Current Report are qualified, in their entirety, by the text of such exhibits.

Item 2.01  Completion of Acquisition or Disposition of Assets

As described in Item 1.01 above, on October 21, 2020, we acquired all the issued and outstanding capital stock of QDM BVI pursuant to the Share Exchange Agreement and QDM BVI became our wholly owned subsidiary. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein QDM BVI is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of QDM BVI have been brought forward at their book value and no goodwill has been recognized.

Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Share Exchange will be those of QDM BVI and its wholly-owned subsidiary QDM Group Limited, a Hong Kong corporation (“QDM Hong Kong”) and its wholly-owned subsidiary, YeeTah (collectively, the “Group”) and will be recorded at the historical cost basis of the Group, and the consolidated financial statements after completion of the Share Exchange will include the assets and liabilities of the Group, historical operations of the Group, and operations of the Company and its subsidiaries from the closing date of the Share Exchange.

As a result of the acquisition of all the issued and outstanding capital stock of QDM BVI, we have now assumed the business operations of the Group as our own.

FORM 10 INFORMATION

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report contains “forward-looking statements” within the meaning of applicable federal securities laws. Forward-looking statements provide our management’s current expectations or forecasts of future events, particularly those related to the Group. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this Current Report include, but are not limited to, statements about:

●	the impact by public health epidemics, including the COVID-19 pandemic in China, Hong Kong and the rest of the world, on the market the Group operates in and its business, results of operations and financial condition;
●	the market for the Group’s services;
●	the Group’s expansion and other plans and opportunities;
●	the Group’s future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;
●	current and future economic and political conditions in Hong Kong and China;
●	the future growth of the Hong Kong insurance industry as a whole and the professional insurance intermediary sector in particular;
●	the Group’s ability to attract customers, further enhance its brand recognition;
●	the Group’s ability to hire and retain qualified management personnel and key employees in order to enable them to develop its business;
●	changes in applicable laws or regulations in Hong Kong related to or that could impact the Group’s business;
●	our management of the Group’s business through the Company, a U.S. publicly-traded and reporting company; and
●	other assumptions regarding or descriptions of potential future events or circumstances described in this Current Report underlying or relating to any forward-looking statements.

These forward-looking statements are based on information available as of the date of this Current Report, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our management’s views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

In addition, statements that we “believe,” “we expect,” “we anticipate” and similar statements reflect its beliefs and opinions on the relevant subject. These statements are based upon information available to such party as of the date of this Current Report, and while our management believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and these statements should not be read to indicate that our management has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, the Group’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements.

DESCRIPTION OF BUSINESS

General and Pre-Share Exchange Transactions

The Company was incorporated in Florida in March 2020 and is the successor to 24/7 Kid Doc, Inc. (“24/7 Kid”), which was incorporated in Florida in November 1998. The Company was a telemedicine company that provided Connect-a-Doc telemedicine kits to schools and its services aimed to provide an effective and affordable alternative to schools that desire to provide a higher level of healthcare to their students but are unable to keep a full-time school nurse available. The Company’s principal offices are located at Room 715, 7F, The Place Tower C, No. 150 Zunyi Road, Changning District, Shanghai, China 200051. The Company’s phone number is +86 (21) 22183083.

On March 3, 2020, a stock purchase agreement (the “Purchase Agreement”) was entered into by and between Huihe Zheng, our Chief Executive Officer and Chairman and Tim Shannon, our then controlling stockholder as well as Chief Executive Officer, Chief Financial Officer, President and director. Pursuant to the Purchase Agreement, Mr. Shannon sold to Mr. Zheng (i) 710,000 shares common stock of 24/7 Kid, representing 42.6% of the total issued and outstanding shares of common stock of 24/7 Kid as of March 9, 2020 and (ii) 13,500 shares of Series B Preferred Stock, each entitling the holder to 100 votes on all corporate matters submitted for stockholder approval, in consideration of $500,000 in cash from Mr. Zheng’s personal funds. The shares of common stock and Series B Preferred Stock acquired by Mr. Zheng, in the aggregate, represented 68.3% of the outstanding voting securities of 24/7 Kid as of March 9, 2020, and the acquisition of such shares resulted in a change in control of 24/7 Kid.

On March 11, 2020, the Company was incorporated in Florida as a wholly owned subsidiary of 24/7 Kid and QDM Merger Sub, Inc. (“Merger Sub”) was incorporated in Florida as a wholly owned subsidiary of the Company, for the purposes of effectuating a name change by implementing a reorganization of the corporate structure of 24/7 Kid through a merger (the “Merger”). On March 13, 2020, an Agreement and Plan of Merger (the “Merger Agreement”) was entered into by and among 24/7 Kid, the Company, and the Merger Sub. On April 8, 2020, the Articles of Merger were filed with the State of Florida to effect the Merger as stipulated by the Merger Agreement.

Pursuant to the Merger Agreement, Merger Sub merged with and into 24/7 Kid, with 24/7 Kid being the surviving entity. As a result, the separate corporate existence of Merger Sub ceased and 24/7 Kid became a direct, wholly-owned subsidiary of the Company. Pursuant to the Merger Agreement and as a result of the Merger, all issued and outstanding shares of common stock and Series B Preferred Stock of 24/7 Kid were converted into shares of the Company’s common stock and Series B Preferred Stock, respectively, on a one-for-one basis, with the Company securities having the same designations, rights, powers and preferences and the qualifications, limitations and restrictions as the corresponding share of the securities of 24/7 Kid being converted. As a result, upon consummation of the Merger, all of the stockholders of 24/7 Kid immediately prior to the Merger became stockholders of the Company and all the directors and officers of 24/7 Kid became the directors and officers of the Company.

Upon consummation of the Merger, the Company became the successor issuer to 24/7 Kid pursuant to 12g-3(a) and as a result shares of the Company’s common stock were deemed to be registered under Section 12(g) of the Exchange Act.

Corporate Structure Following the Share Exchange

As a result of the Share Exchange described in Item 1.01 of this Report and further below, our corporate organization structure is as follows:

Overview of Post-Share Exchange Business

Through the Share Exchange, the Company acquired the Group. QDM BVI and QDM HK are holding companies and the Group conducts its business through its wholly owned subsidiary YeeTah. The business of the Group has become the business of the Company and is described below.

YeeTah is a licensed insurance brokerage company headquartered in Hong Kong and sells a wide range of insurance products, consisting of two major categories: (1) life and medical insurance, such as individual life insurance; and (2) general insurance, such as automobile insurance, commercial property insurance, liability insurance and homeowner insurance. In addition, as a Mandatory Provident Fund (“MPF”) Intermediary, YeeTah also provides its customers with assistance on account opening and related services under the MPF and the Occupational Retirement Schemes Ordinance schemes (“ORSO”) in Hong Kong, both of which are retirement protection schemes set up for employees. YeeTah is controlled by Mr. Huihe Zheng, our principal stockholder and Chief Executive Officer and Chairman, through his 100% ownership of QDM BVI, which in turn holds all the outstanding capital stock of YeeTah.

YeeTah sells insurance products underwritten by insurance companies operating in Hong Kong to its individual customers who are either Hong Kong residents or visitors from Mainland China and is compensated for its services by commissions paid by insurance companies, typically based on a percentage of the premium paid by the insured. Commissions generally depend on the type, term of insurance products and the particular insurance company and they are usually paid by the insurance companies the next month after the cooling off period of the policies sold, which is generally 21 days after the earlier of the delivery of the policy or a cooling off notice to the policy holder.

As of the date of this Current Report, YeeTah is a party to agreements with 20 insurance companies in Hong Kong, and offers approximately 520 insurance products to its customers. For the three months ended June 30, 2020 and 2019, an aggregate of 90.8% and 97.6% of YeeTah’s total commissions were attributable to its top three insurance partners, respectively. For its fiscal year ended March 31, 2020, an aggregate of 94.34% of YeeTah’s total commissions was attributable to its top three insurance companies, each accounted for more than 10% of its total commissions. For the fiscal year ended March 31, 2019, an aggregate of 92.1% of its total commissions were attributed to its top two insurance companies, each accounted for more than 10% of its total commissions.

As of June 30, 2020, YeeTah had serviced an aggregate of 594 customers in connection with the purchase of an aggregate of 646 insurance products as well as a total of 33 customers for MPF related services.

As an independent insurance agency, YeeTah offers not only a broad range of insurance products underwritten by multiple insurance companies to address the needs of increasingly sophisticated customers with diverse needs and preferences but also quality services covering the policy application, customer information collection, analysis of policy selection, and after-sale services.

YeeTah focuses on offering long-term life insurance products including endowment life and annuity life insurance and distribute general insurance products including automobile insurance, individual accident insurance, homeowner insurance, liability insurance and travel insurance.

Hong Kong’s independent insurance intermediary market is experiencing rapid growth due to increasing demands for insurance products by the Chinese population, especially the visitors from mainland China. YeeTah intends to grow its business by aggressively recruiting talents to join its professional team and sales force, expanding its distribution network through building more connections with business partners in Hong Kong and mainland China, such as wealth management companies, funds, trust companies, and overseas immigration agencies, and offering premium services.

Competitive Advantages

YeeTah believes that the following competitive strengths contribute to its success and differentiate it from its competitors:

●	Premium Customer Service Experience. YeeTah believes providing superior customer services to its existing and potential customers is the most important aspect of its business in terms of brand building and product differentiation. It has designed its services to provide personalized customer service throughout the whole insurance purchase process, including in-depth customer needs analysis, product and plan customization, product evaluation and selection, and claim settlement related assistance.

●	Concentrated Product Offerings. Hong Kong's independent insurance intermediary companies generally focus on both life insurance and property insurance, but YeeTah’s strategy has been to focus on life insurance because of generally higher commissions. As of June 2020, YeeTah had distributed more than 600 life and medical insurance policies from 20 insurance companies in Hong Kong. YeeTah believes its ability to offer concentrated products and services makes it an attractive distributor for its insurance company partners, and enables it to provide quality service to its customers.

●	Good Relationships with Insurance Companies. YeeTah maintains good relationships with the leading insurance companies in Hong Kong, including but not limited to, Prudential and AIA International Limited which have very stringent requirements on selection of brokers. YeeTah has been working with them for a few years and is able to pass their annual evaluations and receive favorable commission rates.

●	Experienced Management Team. YeeTah’s responsible officer (Ms. Siu Ping Lo) has more than ten years of experience serving as a senior executive in the insurance industry and is familiar with the insurance intermediary industry and the regulatory environment in Hong Kong. In addition, YeeTah’s administrative manager has more than 20 years of experience in the insurance industry and 6 years of management experience.

●	Strong Commitment to Rigorous Training and Development. Given the rapid development of new insurance products and the heavy reliance on face-to-face sales efforts in Hong Kong’s insurance industry, YeeTah believes that its strong in-house training program, which covers both product knowledge and sales skills, gives it a competitive edge over the other professional insurance intermediaries and helps it retain its sales force and improve its sales. The training also emphasizes inculcating in its technical representatives its corporate culture of customer service and commitment to high ethical standards.

Growth Strategy

YeeTah’s goal is to further expand its distribution network. To achieve this goal, YeeTah intends to capitalize on the growth potential of China and Hong Kong’s insurance industry and insurance intermediary sector, leverage its competitive strengths and pursue the following strategy:

●	Pursue Acquisitions of Other Insurance Intermediaries. YeeTah intends to acquire suitable insurance intermediaries in mainland China in order to achieve the objective of growth and provide an area of expansion that will add to insurance product/service lines in a market that is currently not served by YeeTah.

●	Further Participation in the Growing Life-Insurance Sector in Hong Kong. Life insurance products that require periodic premium payments have the potential to generate sustained revenue over an extended period of time. In order to take advantage of the significant growth potential of Hong Kong’s life issuance market and generate recurring income, YeeTah intends to continue to devote significant resources to growing this business line. YeeTah intends to actively recruit sales and marketing professionals to help increase sales of life insurance products in Hong Kong. YeeTah also intends to improve the productivity of individual technical representatives through rigorous training. In addition, YeeTah plans on leveraging its existing customer base to cross-sell life insurance products to its non-life insurance customers.

●	Further Expand YeeTah’s Distribution Network Through Building Relationships with Strategic Partners. The insurance intermediary sector in Hong Kong is highly competitive. YeeTah plans to grow its distribution network by building relationships with partners in mainland China that have the potential of generating large premium in sales and to build relationships with wealth management companies, high net-worth clients and strategic partners in the Hong Kong market through recruiting and hiring more sales professionals to cover strategic partners which include financial institutes, real estate companies and other public entities. YeeTah believes that expanding its distribution network will help it generate more business and grow its sales.

●	Continue to Strengthen YeeTah’s Relationships with Leading Insurance Companies. YeeTah currently establishes and maintains most of its business relationships with insurance companies in Hong Kong. As it plans to expand its distribution network through partners in China in an effort to increase its sales volumes in the future, it hopes to obtain favorable commission rates and exclusive rights to distribute high-margin products or collaborate with its insurance company partners to custom-develop products to suit the needs of its prospective customers.

Impact of COVID-19

An outbreak of a novel strain of the coronavirus, commonly referred to as COVID-19, was identified in China and has subsequently been recognized as a pandemic by the World Health Organization. This COVID-19 outbreak has severely restricted the level of economic activity around the world. In response to this outbreak, the governments of many countries, states, cities and other geographic regions, including Hong Kong, have taken preventative or protective actions, such as imposing restrictions on travel and business operations and advising or requiring individuals to limit or forego their time outside of their homes.

With social distancing measures having been implemented to curtail the spread of COVID-19, brokers in Hong Kong, such as YeeTah, which relied primarily on storefront and in-person consultations for new business production faced an immediate slowdown. In addition, Hong Kong has suspended mainland tourists’ free travel and requested those who travel from mainland China and enter Hong Kong to undergo quarantine for 14 days.

Customers from mainland China contributed to a large part of YeeTah’s commissions. Regulations require their physical presence in Hong Kong to complete the policy contract. However, due to the political turmoil and travel restrictions related to the COVID-19 outbreak, mainland Chinese customers have dropped sharply. As a result, YeeTah’s revenue from commissions on new business has decreased significantly. YeeTah’s commissions from renewal premiums have also been materially affected since the mainland Chinese customers have been late in making the renewal payments due to the inability to visit Hong Kong to make the payments. Most of YeeTah’s mainland customers do not have Hong Kong bank account and used to pay their premiums through credit card or in cash in person. See “Management’s Discussion and Analysis of Results of Operations and Financial Conditions” for more information on the impact of COVID-19 on our business operations and financial conditions. YeeTah does not expect a significant improvement over its business and results of operations until the COVID-19 is effectively contained in Hong Kong and China and the mainland visitors are permitted to enter Hong Kong without a quarantine. As such, YeeTah presently focuses on servicing Hong Kong residents.

The extent to which the COVID-19 outbreak affects YeeTah’s business will depend on future developments in Hong Kong and around the world, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the coronavirus and the actions required to contain and treat it, among others. Although the extent of the effect of the COVID-19 pandemic on YeeTah’s business and financial results is uncertain, the effects of a continued and prolonged public health crisis such as the COVID-19 pandemic could have a material negative impact on YeeTah’s business, operating results and financial condition. See “Risk Factors—Risks Related to YeeTah’s Business and Industry— YeeTah’s business, financial condition and results of operations have been and may continue to be adversely affected by the COVID-19 outbreak.

The Hong Kong Insurance Market

Hong Kong has one of the most developed insurance markets in Asia, with the per capita insurance premium standing at high levels and has attracted many of the world’s top insurance companies. According to the Statistical Highlights issued by Research Office of the Legislative Council Secretariat on May 10, 2019, the Hong Kong insurance industry has shown a considerable growth in recent years. In 2018, the total gross premiums of the industry were about HK$531.7 billion (approximately $68.17 billion), representing an increase of 78% over 2013, primarily as a result of an increase of 86% in long term business (e.g. life and annuity), which we believe might be indicative of the increasing demand for long term insurance products due to aging population.

We believe that Hong Kong’s insurance industry’s accelerating growth is also attributable to increasing demands for insurance products by the Chinese population, especially visitors from mainland China. According to statistics from the Hong Kong Insurance Authority, the number of new policies brought by mainland visitors had been steadily increasing year by year until 2018, while witnessed a 25.6% decrease in 2019.

According to the statistics released by the Hong Kong Insurance Authority, the number of new policies purchased by mainland visitors in 2019 was 345,021, accounting for approximately 23.4% of the total number of new policies for individual insurance business, which typically includes, but not limited to, medical insurance, long-term life insurance, term life insurance, annuity, critical illness insurance and savings insurance. According to the Hong Kong Insurance Authority, the total amount of new premiums for individual insurance in 2019 was HK$172.3 billion (approximately $22.09 billion), which represents an increase of 6.5% compared to 2018 (HK$161.8 billion). Among them, the new policy premiums brought by mainland China visitors were HK$43.4 billion (approximately $5.6 billion), accounting for 25.2% of the total new policy premiums for individual insurance business. The diagram below demonstrates the number and percentage of new policies purchased by the mainland visitors over the years from 2010 to 2019.

Source: Hong Kong Insurance Authority

Market Potential and Recent Trends

Hong Kong’s insurance industry is expected to slow down in 2020 as a result of the COVID-19 pandemic and social unrest in the city. GlobalData, a leading data and analytics company, forecast that the industry will grow by 1.46% in 2020, from HKD 552 billion (approximately $70.8 billion) to HKD 560 billion (approximately $71.8 billion), representing one fourth of the sector’s rate of expansion last year. The slowing pace will hit all insurance segments but in particular life insurance, which represents more than 90% of the Hong Kong insurance market. Non-life insurance sectors are now expected to grow by 1% in 2020, in contract with pre-COVID-19 expectation of a growth of 4.4%. However, the firm forecasts a stronger future for the Hong Kong insurance industry beyond 2020, predicting 5.6%, 6.5% and 7.1% annual growth rates in 2021, 2022 and 2023, respectively.

Source: https://www.globaldata.com/

Hong Kong’ containment measures to control the spread of the COVID-19 will further affect its economy and insurance industry, which was already impacted by the recent civil unrest and US-China trade conflict.

Another issue facing Hong Kong life insurers relates to their business from mainland China. Customers from mainland China constitute an important market segment for Hong Kong life insurers. However, regulations require the physical presence of the insured party in Hong Kong to complete the policy contract. Due to the recent riots in Hong Kong and also the COVID-19 outbreak, interest from mainland Chinese customers has dropped sharply. As a result, sales to these Chinese customers has fallen to negligible levels.

Products and Services

YeeTah markets and sells two broad categories of insurance products: (1) life and medical insurance products, and (2) general insurance products. As of the date of this Current Report, insurance products YeeTah sells are underwritten by 20 insurance companies in Hong Kong. In addition, as an MPF Intermediary, YeeTah also assists its customers with their investment through the MPF and the ORSO schemes in Hong Kong. Such services primarily include collection and provision of information on investment products and exclude investment advisory services).

Life and Medical Insurance Products

YeeTah’s life and medical insurance products collectively accounted for approximately 95.01%, 94.97% and 97.54% of its net revenues for the three months ended June 30, 2020 and the fiscal years ended March 31, 2020 and 2019, respectively. For life and medical insurance products purchased by its customers, YeeTah generally receives commissions in the range of 2.72% to 110% of the first year premiums and in the range of 0% to 49.5% of renewal premiums.

The sale of life and medical insurance products is, and YeeTah currently expects it to continue to be, the major source of YeeTah’s revenue in the next several years. YeeTah began offering life insurance products in 2015 with a focus on individual life products with periodic payment schedules. The major life and medical insurance products YeeTah sells can be broadly classified into the categories set forth below. Due to constant product innovation by insurance companies, some of the insurance products YeeTah sells combine features of one or more of the categories listed below:

●	Individual Health Insurance. The individual health insurance products YeeTah sells primarily consist of critical illness insurance products, which provide guaranteed benefits when the insured is diagnosed with specified serious illnesses, and medical insurance products, which provide conditional reimbursement for medical expenses during the coverage period. In return, the insured makes periodic payment of premiums over a pre-determined period.

●	Individual Annuity. The individual annuity products YeeTah sells generally provide annual benefit payments after the insured attains a certain age, or for a fixed time period, and provide a lump sum payment at the end of the coverage period. In addition, the beneficiary designated in the annuity contract will receive guaranteed benefits upon the death of the insured during the coverage period. In return, the purchaser of the annuity products makes periodic payments of premiums during a pre-determined accumulation period.

●	Individual Endowment Life Insurance. The individual endowment products YeeTah sells generally provide insurance coverage for the insured for a specified time period and maturity benefits if the insured reaches a specified age. The individual endowment products YeeTah sells also provide to a beneficiary designated by the insured guaranteed benefits upon the death of the insured within the coverage period. In return, the insured makes periodic payment of premiums over a pre-determined period.

We believe due to China and Hong Kong’s rapidly aging population, high national savings rate, sustained economic development, rising household income, strong support from government policies and regulations, and enhanced risk protection awareness, Hong Kong’s life and medical insurance sector will experience faster growth than the other insurance sectors, and currently YeeTah plans to allocate greater resources to develop its life and medical insurance business.

General Insurance Products

YeeTah’s general insurance products, also known as property and casualty insurance products, accounted for approximately 4.6%, 2.74% and 0.86% of its net revenues for the three months ended June 30, 2020 and the fiscal years ended March 31, 2020 and 2019, respectively. For general insurance products purchased by its customers, YeeTah generally receives commissions from the insurance companies in the range of 5.0% - 55.0% of the premiums. The major general insurance products YeeTah offers or facilitates to individual customers can be further classified into the following categories:

●	Individual Accident Insurance. The individual accident insurance products YeeTah sells generally provide a guaranteed benefit during the coverage period in the event of death or disability of the insured as a result of an accident, or a reimbursement of medical expenses to the insured in connection with an accident. These products typically require only a single premium payment for each coverage period. Because most of the individual accident insurance products it sells are underwritten by general insurance companies, it classifies individual accident insurance products as general insurance products.

●	Travel Insurance. The travel insurance products YeeTah sells are short-term insurance providing guaranteed benefit in the event of death or disability and covering travel-related emergencies and losses, either within one’s own country, or internationally. These products typically require only a single premium payment for each coverage period.

●	Homeowner Insurance. The homeowner insurance products YeeTah sells primarily cover damages to the insured house, along with furniture and household electrical appliance in the house caused by a number of incidents such as fire, flood and explosion.

●	Auto Insurance. YeeTah facilitates both standard auto insurance policies and supplemental policies, which YeeTah refers to as riders. The standard auto insurance policies it facilitates generally have a term of one year and cover damages caused to the insured vehicle by collision and other traffic accidents, falling or flying objects, fire, explosion and natural disasters. It also facilitates standard third-party liability insurance policies, which cover bodily injury and property damage caused by an accident involving an insured vehicle to a person not in the insured vehicle. The riders it facilitates cover additional losses, such as liability to passengers, losses arising from vehicle theft and robbery, broken glass and vehicle body scratches.

MPF and ORSO Services

The MPF is a compulsory saving scheme (pension fund) for the retirement of residents in Hong Kong. Most employees and their employers are required to contribute monthly to the MPF schemes provided by approved private organizations based on the salary and period of employment of the employee. ORSO schemes are retirement schemes set up voluntarily by employers to provide retirement benefits for their employees. MPF is the mainstream retire plan in Hong Kong. YeeTah introduces customers to the service providers of the MPF and ORSO schemes approved by MPF as trustees to administer the MPF and ORSO schemes. As of August 31, 2020, there were a total 15 approved trustees in Hong Kong, of which, four have signed agreements with YeeTah in connection with its provision of MPF and ORSO related services. YeeTah assists employees who are Hong Kong residents to open personal accounts with a new approved trustee and employers in Hong Kong to set up corporate accounts. YeeTah receives service fees in the range of 1.0% - 5.0% of the total investment transferred by an employee/employer to the new trustee and is paid by the trustee once the transaction is completed. YeeTah assisted an aggregate of 33 customers with account opening and transfer of funds through the MPF scheme since inception.

Distribution Network and Marketing

YeeTah relies on its technical representatives to market and sell insurance products in Hong Kong. As of June 30, 2020, YeeTah had 10 technical representatives in Hong Kong. YeeTah was a party to an agreement with YeeTah Financial Group Company Limited (“YeeTah Financial”), a company controlled by YeeTah’s former officer and director, which referred customers, most of whom are mainland visitors, to YeeTah for the purchase of insurance products in Hong Kong in exchange for certain fees paid by YeeTah out of its commissions earned through the insurance policies purchased by the referred customers. Such agreement with YeeTah Financial was terminated in December 2019 and YeeTah is in the process of identifying new cross-industry marketing partners in various lines of businesses to expand its business.

Customers

For the past three years, YeeTah has seen a steady growth in customers. From March 2017 to June 2020, the total number of its individual customers grew from 329 to 554. By providing premium customer services to its customers, YeeTah also strives to build a loyal customer base that generates referral and cross-selling opportunities, and that becomes returning customers, i.e. a customer who purchases more than one product from YeeTah. During the fiscal year ended March 31, 2020, YeeTah had 26 customers from Hong Kong and one customer from mainland China. During the fiscal year ended March 31, 2019, YeeTah had 22 customers from Hong Kong and 39 customers from mainland China. During the three months ended June 30, 2020, YeeTah had six customers from Hong Kong and no customers from mainland China.

Collaboration with Insurance Companies

As of June 30, 2020, YeeTah had entered into long-term agreements with 20 insurance companies in Hong Kong, pursuant to which it is authorized to market and distribute certain insurance products of those companies to its customers. These agreements establish, among other things, the scope of its authority, the pricing of the insurance products it sells and its commission rates.

For the three months ended June 30, 2020 and 2019 and the fiscal years ended March 31, 2020 and 2019, YeeTah’s top three insurance company partners by commissions are as follows:

	Three Months Ended June 30, 2019		Three Months Ended June 30, 2020		Fiscal Year Ended March 31, 2020		Fiscal Year Ended March 31, 2019
Name	Commissions (In US$)	Percentage of Revenue	Commissions (In US$)	Percentage of Revenue	Commissions (In US$)	Percentage of Revenue	Commissions (In US$)	Percentage of Revenue
Company A	11,078	21.2%	7,011	33.6%	88,163	39.8%	251,697	56.5%
Company B	16,614	31.8%	8,610	41.2%	82,895	37.5%	158,407	35.6%
Company C	23,296	44.6%	3,352	16.0%	38,000	17.2%	-	-

Competition

A number of industry players are involved in the distribution of insurance products in Hong Kong. YeeTah competes for customers on the basis of product offerings, customer services and reputation. Its principal competitors include:

●	Professional insurance intermediaries. As of July 31, 2020, there were a total of 2,356 and 828 insurance agencies and insurance broker companies in Hong Kong, respectively. The insurance agencies represent insurance companies, and the insurance broker companies represent customers who purchase insurance products. The rest of the insurance intermediaries are other businesses which sell insurance products, such as commercial banks. With an increasing consolidation expected in the insurance intermediary sector in the coming years, YeeTah expects competition within this sector to intensify.

●	Insurance companies. YeeTah competes against insurance companies that rely on their own sales force to distribute their products. All large insurance companies use both in-house sales force and exclusive sales agents to distribute their own products. YeeTah believes that it can compete effectively with insurance companies because it focuses only on distribution and is able to offer its customers a broader range of insurance products underwritten by multiple insurance companies as well as better insurance premium.

●	Other business entities. In Hong Kong, some business entities may distribute insurance products as an ancillary business; primarily commercial banks. However, the insurance products distributed by these entities are usually confined to those related to their main lines of business. YeeTah believes that it can compete effectively with these business entities because it offers its customers a broader variety of products and professional services.

Although some of YeeTah’s competitors have operated for a longer period of time than YeeTah, with more market shares and greater brand influence, YeeTah believes that its entrepreneurial attitude and smaller size, as well as its customer service, enable it to better respond and adapt to fast changing insurance market conditions compared to the larger competitors.

Seasonality

The Group’s income is subject to both quarterly and annual fluctuations as a result of the seasonality of its business, the timing of policy renewals and the net effect of new and lost business. For life insurance, the insurance companies, under pressure to meet their annual sales targets, would increase their sales efforts during the fourth quarter of a year by, for example, offering more incentives for insurance intermediaries to increase sales. As a result, income derived from life insurance products for the fourth quarter of a year is generally the highest among all four quarters. Business activities, including buying and selling insurance, usually slow down during the Chinese New Year festivities, which occur during the first quarter of each year. As a result, income derived from insurance products for the first quarter of a year has generally been the lowest among all four quarters.

Intellectual Property

As of June 30, 2020, the Group had no registered or registration-pending intellectual property.

Employees and Technical Representatives

YeeTah had two full-time employees as of June 30, 2020 and March 31, 2020 and 2019, respectively. YeeTah also had ten, ten and 15 licensed technical representatives as of June 30, 2020, March 31, 2020 and 2019, respectively. Technical representatives are licensed individuals who provide regulated advice to a policy holder or potential policy holder on insurance matters for an insurance agent or broker, or arrange contracts of insurance in or from Hong Kong on behalf of that insurance agent or broker. YeeTah’s affiliated technical representatives are not its employees and are only compensated via commissions on sales of insurance policies. The commissions YeeTah pays its technical representatives vary from 100% to 170% of basic commission rate provided by each insurance company.

Properties

The Group’s headquarters are located at Room 1503, 15/F., Wing Kwok Centre, 182 Woosung Street, Jordan, Kowloon, Hong Kong, where it leases approximately 859 square feet of office space for a monthly rent of HKD22,800 (approximately US$2,923) under a lease which expires in May 2021.

The Company does not lease or own any properties. The principal executive office of the Company is provided by Mr. Huihe Zheng free of charge.

Legal Proceedings

There are no pending legal proceedings to which the Company or its subsidiaries are a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of the Company’s voting securities, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

Government Regulation

As a business operating in Hong Kong, the Group is subject to various regulations and rules promulgated by the Hong Kong government. The following is a brief summary of the Hong Kong laws and regulations that currently materially affect the Group’s business. This section does not purport to be a comprehensive summary of all present and proposed regulations and legislation relating to the industry in which the Group operates its business.

Regulations Related to Insurance Intermediaries

Effective September 23, 2019, the Insurance Authority of Hong Kong (“IA”) took over the regulation of insurance agents and brokers (collectively, “Insurance Intermediaries”) from the three self-regulatory organizations (i.e., the Insurance Agents Registration Board established under The Hong Kong Federation of Insurers, The Hong Kong Confederation of Insurance Brokers and The Professional Insurance Brokers Association) and becomes the sole regulator to license and supervise all Insurance Intermediaries in Hong Kong. The IA is responsible for supervising Insurance Intermediaries’ compliance with the provisions of Insurance Ordinance (Cap. 41) (“IO”), and the relevant regulations, rules, codes and guidelines issued by the IA. The IA is also responsible for promoting and encouraging proper standards of conduct of Insurance Intermediaries, and has regulatory powers in relation to licensing, inspection, investigation and disciplinary sanctions.

The regulatory regime for Insurance Intermediaries is activity-based. Under section 64G of the IO, a person must not carry on a regulated activity, or must not hold out that the person is carrying on a regulated activity, in the course of business or employment, or for reward unless the person holds an appropriate type of Insurance Intermediary license or is exempt under the IO.

Regulated Activity

Under section 3A(a) of the IO and Schedule 1A to the IO, a person carries on a regulated activity if the person does any of the following:

●	negotiating or arranging a contract of insurance;

●	inviting or inducing, or attempting to invite or induce, a person to enter into a contract of insurance;

●	inviting or inducing, or attempting to invite or induce, a person to make a decision in relation to (a) the making of an application or proposal for a contract of insurance; (b) the issuance, continuance or renewal of a contract of insurance; (c) the cancellation, termination, surrender or assignment of a contract of insurance; (d) the exercise of a right under a contract of insurance; (e) the change in any term or condition of a contract of insurance; or (f) the making or settlement of an insurance claim; or

●	giving advice in relation to (a) the making of an application or proposal for a contract of insurance; (b) the issuance, continuance or renewal of a contract of insurance; (c) the cancellation, termination, surrender or assignment of a contract of insurance; (d) the exercise of a right under a contract of insurance; (e) the change in any term or condition of a contract of insurance; or (f) the making or settlement of an insurance claim (such advice is referred to as “Regulated Advice”).

Types of Licensed Insurance Brokers

The licensing regime under the IO prescribes two types of licensed insurance brokers: licensed insurance broker companies and licensed technical representatives (broker).

●	A licensed insurance broker company is a company which is granted an insurance broker company license under section 64ZA of the IO to carry on regulated activities in one or more lines of business, and to perform the act of negotiating or arranging an insurance contract as an agent of any policy holder or potential policy holder.

●	A licensed technical representative (broker) is an individual who is granted a technical representative (broker) license under section 64ZC of the IO to carry on regulated activities in one or more lines of business, as an agent of any licensed insurance broker company.

A license granted under section 64ZA or 64ZC of the IO is valid for 3 years or, if the IA considers it appropriate in a particular case, another period determined by the IA, beginning on the date on which it is granted.

Responsible Officer

Under section 64ZF of the IO, a licensed insurance broker company should appoint a fit and proper person to discharge his or her responsibilities as a responsible officer of the insurance broker company, and should provide sufficient resources and support to that person for discharging his or her responsibilities. Prior approval of the IA is required for appointment of the responsible officer.

Transitional Arrangements for Insurance Brokers

To facilitate a smooth transition, all insurance brokers who were validly registered with The Hong Kong Confederation of Insurance Brokers or Professional Insurance Brokers Association immediately before September 23, 2019 are deemed as licensed insurance brokers under the IO for a period of three years. The incumbent chief executives of the insurance broker companies are also eligible for the transitional arrangements. The IA will, staggered over the three-year transitional period, invite deemed licensees to submit applications to the IA for granting of formal licenses and approvals.

“Fit and Proper” Requirements

Under the IO, a person who is, is applying to be, or is applying for a renewal of a license to be, a licensed insurance broker is required to satisfy the IA that he/she/it is a fit and proper person. In addition, the responsible officer(s), controller(s), and director(s) (where applicable) of a licensed insurance broker company are also required to be fit and proper persons. These “fit and proper” requirements aim at ensuring that the licensed insurance brokers are competent, reliable and financially sound, and have integrity. Pursuant to the IO, in determining whether a person is a fit and proper person, the IA must consider, among others, the following factors:

●	the person’s education or other qualifications or experience;
●	the person’s ability to carry on a regulated activity competently, honestly and fairly;
●	the persons’ reputation, character, reliability and integrity;
●	the person’s financial status or solvency;
●	whether any disciplinary action has been taken against the person by the Monetary Authority, the Securities and Futures Commission, the Mandatory Provident Fund Schemes Authority; or any other authority or regulatory organization (in Hong Kong or elsewhere) with functions similar to those of the IA;
●	if the person is a company in a group of companies, any information in the possession of the IA relating to any other company in the group of companies or any controller or director of the person or of such company;
●	the state of affairs of any other business which the person carries on or proposes to carry on; and
●	in respect of an application to be licensed as a licensed insurance broker company or renewal of such license, any information in the possession of the IA relating to (i) any current or prospective employees or affiliates of the person, or any other person acting for or on behalf of the person, in each case, for the purposes of carrying on regulated activities and (ii) the question as to whether the person has established effective internal control procedures and risk management systems to ensure its compliance with the IA.

The IA also issued the Guideline on “Fit and Proper” Criteria for Licensed Insurance Intermediaries under the Insurance Ordinance (Cap. 41) to further explain the criteria that the IA would adopt in determining whether a person is a fit and proper person. In addition, continuing professional development is part of the fit and proper requirement and the IA issued the Guideline on Continuing Professional Development for Licensed Insurance Intermediaries to provide guidance for complying with the continuing professional development requirements.

Financial and Other Requirements for Licensed Insurance Broker Companies

A licensed insurance broker company is required to comply with the Insurance (Financial and Other Requirements for Licensed Insurance Broker Companies) Rules (“Broker Rules”), which set out, inter alia, some of the key requirements in relation to:

●	Share Capital and Net Assets

A licensed insurance broker company must at all times maintain a paid-up share capital of not less than $500,000 and net assets of not less than $500,000, subject to the transitional arrangements mentioned above, pursuant which, the insurance broker company is required to maintain the amount of paid-up share capital and net assets of (i) not less than $100,000 for the period from September 23, 2019 to December 31, 2021 and (ii) not less than $300,000 for the period from January 1, 2022 to December 31, 2023.

●	Professional Indemnity Insurance

A licensed insurance broker company must maintain a professional indemnity insurance policy that provides coverage for claims made against the company for liabilities arising from breaches of duty in the course of carrying on its regulated activities.

●	Client Accounts

A licensed insurance broker company that receives or holds client monies must maintain at least one client account with an authorized institution in the name of the licensed insurance broker company in the title of which the word “client” appears.

●	Record Keeping

A licensed insurance broker company must keep, in relation to its business which constitutes the carrying on of regulated activities, where applicable, sufficient accounting and other records (including records relating to the assets or affairs of the company’s clients).

Licensed insurance broker companies are required to file their audited financial statements and auditor’s compliance reports to the IA annually, which statements and reports are reviewed by the IA annually.. Any issue noted or qualified opinion expressed by the auditor will be followed up and where applicable, further actions will be taken as the IA considers necessary.

The Broker Rules also provide certain exemptions for the broker insurance companies subject to the transitional requirements referenced above during the specified transitional period in complying with the requirements in relation to professional indemnity insurance, client monies reconciliation and audited financial statements.

Conduct Requirements

Licensed insurance brokers are required to comply with the statutory conduct requirements set out in sections 90 and 92 of the IO. The IA also issued the Code of Conduct for Licensed Insurance Brokers (“Code of Conduct”) to set out the general principles, together with the standards and practices relating to each general principle, serving as the minimum standards of professionalism to be met by licensed insurance brokers when carrying on regulated activities.

The general principles that a licensed insurance broker should comply with include:

●	acting honestly, ethically, with integrity and in good faith;
●	acting in the best interests of its clients and treating its clients fairly;
●	acting with due care, skill and diligence;
●	possessing appropriate levels of professional knowledge and experience and only carrying on regulated activities in respect of which the broker has the required competence;
●	providing clients with accurate and adequate information to enable them to make informed decisions;
●	providing Regulated Advice suitable for the client taking into account the client’s circumstances;
●	using best endeavors to avoid conflicts of interests and when such conflicts cannot be avoided, and managing them with appropriate disclosure to ensure clients are treated fairly at all times; and
●	having sufficient safeguards in place to protect client assets received by the broker or which are in the broker’s possession.

A licensed insurance broker company is required to have proper controls and procedures in place to ensure that the broker company and its licensed technical representatives (broker) meet the general principles, standards and practices set out in the Code of Conduct.

The Code of Conduct does not have the force of law, in that it is not subsidiary legislation, and should not be interpreted in a way that would override the provision of any law. A failure by a licensed insurance broker to comply with the Code of Conduct shall not by itself render the broker liable to any judicial or other proceedings. However, in any proceedings under the IO before a court, the Code of Conduct is admissible in evidence, and if a provision in the Code of Conduct appears to the court to be relevant to a question arising in the proceedings, the court must, in determining the question, take into account any compliance or non-compliance with the Code of Conduct.

Regulation of Mandatory Provident Fund Intermediaries

With the implementation of the Mandatory Provident Fund Schemes (Amendment) Ordinance 2012, a new statutory regulatory regime for Mandatory Provident Fund (“MPF”) intermediaries has come into operation from 1 November 2012. Under the new statutory regime, only registered MPF intermediaries are allowed to engage in conducting sales and marketing activities and giving advice in relation to MPF schemes.

Under the new statutory regime, the Mandatory Provident Fund Schemes Authority (“MPFA”) is the authority to administer MPF intermediaries, issue guidelines on compliance with statutory requirements applicable to registered MPF intermediaries, and impose disciplinary sanctions. On the other hand, the IA is given the statutory role for monitoring the compliance of the registered MPF intermediaries. As a frontline regulator, the IA supervises the conduct requirements stipulated in the Mandatory Provident Fund Schemes Ordinance (Cap.485) (“MPFSO”). If the IA has reasonable cause to believe that the registered MPF intermediaries may have failed to comply with the statutory conduct requirements, it may exercise the investigation powers under the MPFSO for investigating the suspected non-compliance.

Registered MPF intermediaries must comply with a set of statutory conduct requirements when they engage in conducting sales and marketing activities and giving advice in relation to MPF schemes. The MPFA has issued the Guidelines on Conduct Requirements for Registered Intermediaries to assist the registered MPF intermediaries in understanding how to comply with the conduct requirements.

The minimum standards of conduct that a registered MPF intermediary should adopt include:

●	acting honestly, fairly, in the best interests of the client and with integrity;
●	acting with care, skill and diligence;
●	advising on matters within competence;
●	having regard to client’s particulars as is necessary;
●	disclosing necessary information to the client;
●	disclosing conflict of interest;
●	prompt and proper accounting for client assets;
●	keeping records of regulated activities;
●	establishing, maintaining and observing proper controls and procedures for securing compliance by the principal intermediary; and
●	appointing a responsible officer to use his or her best endeavors to carry out specified responsibilities in relation to the principal intermediary.

Regulation Related to Business Registration

The Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong) requires every person carrying on any business in Hong Kong to make an application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business, unless it is exempt under the Business Registration Ordinance. The Commissioner of Inland Revenue must register each business for which a business registration application is made and as soon as practicable after the prescribed business registration fee and levy are paid and issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch, as the case may be.

Regulation Related to Employment and Labor Protection

Employment Ordinance (Chapter 57 of the Laws of Hong Kong)

The Employment Ordinance (Chapter 57of the Laws of Hong Kong), or the EO, is an ordinance enacted for, amongst other things, the protection of the wages of employees and the regulation of the general conditions of employment and employment agencies. Under the EO, an employee is generally entitled to, amongst other things, notice of termination of his or her employment contract; payment in lieu of notice; maternity protection in the case of a pregnant employee; not less than one rest day in every period of seven days; severance payments or long service payments; sickness allowance; statutory holidays or alternative holidays; and paid annual leave of up to 14 days depending on the period of employment.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong)

The Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong), or the ECO, is an ordinance enacted for the purpose of providing for the payment of compensation to employees injured in the course of employment. As stipulated by the ECO, no employer shall employ any employee in any employment unless there is in force in relation to such employee a policy of insurance issued by an insurer for an amount not less than the applicable amount specified in the Fourth Schedule of the ECO in respect of the liability of the employer. According to the Fourth Schedule of the ECO, the insured amount shall be not less than HK$100,000,000 (approximately $12,900,000) per event if a company has no more than 200 employees. Any employer who contravenes this requirement commits a criminal offence and is liable on conviction to a fine of HK$100,000 (approximately $12,900) and imprisonment for two years. An employer who has taken out an insurance policy under the ECO is required to display a prescribed notice of insurance in a conspicuous place on each of its premises where any employee is employed. Any employer who, without reasonable cause, contravenes this requirement commits a criminal offence and is liable on conviction to a fine of HK$10,000 (approximately $1,290). YeeTah believes that it has taken sufficient employee compensation insurance for its employees required under the ECO.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong)

The MPFSO is an ordinance enacted for the purposes of providing for the establishment of non-governmental mandatory provident fund schemes, or the MPF Schemes. The MPFSO requires every employer of an employee (other than exempt persons) of 18 years of age or above but under 65 years of age to take all practical steps to ensure the employee becomes a member of a registered MPF Scheme. Subject to the minimum and maximum relevant income levels, it is mandatory for both employers and their employees to contribute 5% of the employee’s relevant income to the MPF Scheme. For a monthly-paid employee, the maximum relevant income level is HK$30,000 (approximately $3,870) per month and the maximum amount of contribution payable by the employer to the MPF Scheme is HK$1,500 (approximately $193). Any employer who, without reasonable cause, contravenes this requirement commits a criminal offence and is liable on conviction to a fine of HK$350,000 (approximately $45,200) and imprisonment for three years, and to a daily penalty of HK$500 (approximately $65) for each day on which the offence is continued. As of the date of this prospectus, the Company believe it has made all contributions required of PAM under the MPFSO. YeeTah believes that it has made all contributions required under the MPFSO.

Regulations Related to Hong Kong Taxation

Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong)

Under the Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong), where an employer commences to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than three months after the date of commencement of such employment. Where an employer ceases or is about to cease to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than one month before such individual ceases to be employed in Hong Kong.

Tax on Dividends

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by the Company.

Capital Gains and Profit Tax

No tax is imposed in Hong Kong in respect of capital gains from the sale of shares. However, trading gains from the sale of shares by persons carrying on a trade, profession or business in Hong Kong, where such gains are derived from or arise in Hong Kong, will be subject to Hong Kong profits tax which is imposed at the rates of 8.25% on assessable profits up to HK$2,000,000 (approximately US$258,000) and 16.5% on any part of assessable profits over HK$2,000,000 (approximately US$258,000) on corporations from the year of assessment of 2018/2019 onwards. Certain categories of taxpayers (for example, financial institutions, insurance companies and securities dealers) are likely to be regarded as deriving trading gains rather than capital gains unless these taxpayers can prove that the investment securities are held for long-term investment purposes.

Stamp Duty

Hong Kong stamp duty, currently charged at the ad valorem rate of 0.1% on the higher of the consideration for or the market value of the shares, will be payable by the purchaser on every purchase and by the seller on every sale of Hong Kong shares (in other words, a total of 0.2% is currently payable on a typical sale and purchase transaction of Hong Kong shares). In addition, a fixed duty of HK$5 is currently payable on any instrument of transfer of Hong Kong shares. Where one of the parties is a resident outside Hong Kong and does not pay the ad valorem duty due by it, the duty not paid will be assessed on the instrument of transfer (if any) and will be payable by the transferee. If no stamp duty is paid on or before the due date, a penalty of up to ten times the duty payable may be imposed.

Regulations Related to Anti-Money Laundering and Counter-Terrorist Financing

Anti-Money Laundering and Counter-Terrorist Financing Ordinance (Chapter 615 of the Laws of Hong Kong)

The AMLO imposes requirements relating to client due diligence and record-keeping and provides regulatory authorities with the powers to supervise compliance with the requirements under the AMLO. In addition, the regulatory authorities are empowered to (i) ensure that proper safeguards exist to prevent contravention of specified provisions in the AMLO; and (ii) mitigate money laundering and terrorist financing risks.

Drug Trafficking (Recovery of Proceeds) Ordinance (Chapter 405 of the Laws of Hong Kong)

The Drug Trafficking (Recovery of Proceeds) Ordinance (Chapter 405 of the Laws of Hong Kong), or the DTROP, contains provisions for the investigation of assets suspected to be derived from drug trafficking activities, the freezing of assets on arrest and the confiscation of the proceeds from drug trafficking activities. It is an offence under the DTROP if a person deals with any property knowing, or having reasonable grounds to believe, it to be the proceeds from drug trafficking. The DTROP requires a person to report to an authorized officer if he/she knows or suspects that any property (directly or indirectly) is the proceeds from drug trafficking or is intended to be used or was used in connection with drug trafficking, and failure to make such disclosure constitutes an offence under the DTROP.

Organized and Serious Crimes Ordinance (Chapter 455 of the Laws of Hong Kong)

The Organized and Serious Crimes Ordinance (Chapter 455 of the Laws of Hong Kong), or the OSCO, empowers officers of the Hong Kong Police Force and the Hong Kong Customs and Excise Department to investigate organized crime and triad activities, and it gives the Hong Kong courts jurisdiction to confiscate the proceeds from organized and serious crimes, to issue restraint orders and charging orders in relation to the property of defendants of specified offences. The OSCO extends the money laundering offence to cover the proceeds of all indictable offences in addition to drug trafficking.

United Nations (Anti-Terrorism Measures) Ordinance (Chapter 575 of the Laws of Hong Kong)

The United Nations (Anti-Terrorism Measures) Ordinance (Chapter 575 of the Laws of Hong Kong), or the UNATMO, provides that it is a criminal offence to: (i) provide or collect funds (by any means, directly or indirectly) with the intention or knowledge that the funds will be used to commit, in whole or in part, one or more terrorist acts; or (ii) make any funds or financial (or related) services available, directly or indirectly, to or for the benefit of a person knowing that, or being reckless as to whether, such person is a terrorist or terrorist associate. The UNATMO also requires a person to report his knowledge or suspicion of terrorist property to an authorized officer, and failure to make such disclosure constitutes an offence under the UNATMO.

GL3: Guideline on Anti-Money Laundering and Counter-Terrorist Financing

The Guideline on Anti-Money Laundering and Counter-Terrorist Financing is issued by the IA, and it sets out the relevant anti-money laundering and counter-financing of terrorism (AML/CFT) statutory and regulatory requirements. It also prescribes the AML/CFT standards which authorized insurers and reinsurers carrying on long term business, and licensed individual insurance agents, licensed insurance agencies and licensed insurance broker companies carrying on regulated activities in respect of long term business (hereinafter referred to as “insurance institutions” (“IIs”)), should meet in order to comply with the statutory requirements under the AMLO and the IO. Compliance with this Guideline is enforced through the AMLO and the IO. IIs which fail to comply with this Guideline may be subject to disciplinary or other actions under the AMLO and/or the IO for non-compliance with the relevant requirements.

RISK FACTORS

Our business and an investment in our company is subject to significant risk.  Some of these risks are described below and you should take these risks into account in making a decision to invest in our Common Stock.  If any of the following risks actually occurs, we may not be able to conduct our business as currently planned and our financial condition and operating results could be seriously harmed.  In that case, the market price of our Common Stock could decline and you could lose all or part of your investment in our Common Stock.

Risks Related to YeeTah’s Business and Industry

YeeTah’s business is subject to concentration risks arising from dependence on a single or limited number of insurance company partners.

YeeTah derives a significant portion of revenues from selling insurance products supplied by its major insurance company partners. For the fiscal year ended March 31, 2020, an aggregate of 94.34% of YeeTah’s total commissions was attributable to its top three insurance companies, each accounted for more than 10% of YeeTah’s total revenue. For the fiscal year ended March 31, 2019, an aggregate of 92.1% of YeeTah’s total revenue were attributed to its top two insurance companies, each accounted for more than 10% of its total commissions.

Because of this concentration in the supply of the insurance products YeeTah sells, YeeTah’s business and operations would be negatively affected if YeeTah experiences a partial or complete loss of any of these insurance partners. In addition, any significant adverse change in YeeTah’s relationship with any of these insurance company partners could result in loss of revenue, increased costs and distribution delays that could harm YeeTah’s business and customer relationships.

YeeTah depended on YeeTah Financial for customer acquisitions and the termination of the relationship with YeeTah Financial may materially adversely impact YeeTah’s revenue, financial conditions and results of operations.

A majority of YeeTah’s customers were referred by YeeTah’s non-insurance-service partner, YeeTah Financial, and approximately 94.97% and 97.54% of YeeTah’s total net revenues were generated from those customers for the fiscal year ended March 31, 2019 and 2020, respectively. YeeTah terminated the referral agreement with YeeTah Financial in December 2019 and is in the process of searching for new referral partners in Hong Kong and China. If YeeTah fails to secure new partners who can make referrals to the same scale as YeeTah Financial, YeeTah will likely experience a loss of revenue and its business and operation will be adversely affected.

YeeTah incurred net losses in the past and may never achieve profitability in the future.

YeeTah had net loss of $25,083 and $67,395 in the fiscal years ended March 31, 2020 and 2019, respectively and had a net loss of $24,849 in the three months ended June 30, 2020 and had a net income of $3,474 in the three months ended June 30, 2019, respectively. There can be no assurance that YeeTah will be able to become profitable in the future. YeeTah anticipates that its operating costs and expenses will increase in the foreseeable future as it continues to grow its business, acquire new clients and further develop its service offering and increase brand recognition. These efforts may prove more costly than YeeTah currently anticipates, and YeeTah may not succeed in increasing its revenue sufficiently to offset these higher expenses. There are other factors that could negatively affect YeeTah’s financial condition. For example, if YeeTah fails to compete successfully with its existing or potential competitors, or if the insurance products it sells are not accepted by the market as it expects, YeeTah will receive lower-than-expected insurance brokerage income, and its financial results will be adversely affected. If regulatory authorities promulgate new laws, regulations and regulatory requirements that limit YeeTah’s business operations, especially with regard to its fee or cost model, its results of operations will suffer. As a result of the foregoing and other factors, YeeTah’s net profit margins may decline or it may continue to incur net losses in the future and may not be able to achieve profitability on a quarterly or annual basis.

YeeTah’s business, financial condition and results of operations have been and may continue to be materially adversely affected by the COVID-19 outbreak.

In December 2019, a novel strain of coronavirus, COVID-19, was reported in Wuhan, China. COVID-19 has since spread rapidly to other countries, including the United States, and the World Health Organization formally declared the COVID-19 outbreak a pandemic in March 2020. The outbreak has reached more than 160 countries, resulting in the implementation of significant governmental measures, including lockdowns, closures, quarantines, and travel bans, intended to control the spread of the virus. The Hong Kong government has ordered quarantines, travel restrictions, and the temporary closure of schools, stores, borders and facilities. Companies are also taking precautions, such as requiring employees to work remotely, imposing travel restrictions and temporarily closing businesses.

YeeTah’s business operations rely heavily on the customers from mainland China and the closure by Hong Kong government of the borders with mainland China, the restriction on travel have significantly reduced YeeTah’s number of new customers. In addition, limited ability of YeeTah’s sales personnel to interact with customers face-to-face as result of the social distance measures has hindered the sales activities of YeeTah’s sales force, which has had a material adverse impact on YeeTah’s operating results of the period from January 2020 to the date of this report and the operating income for the same period was significantly decreased on a year-over-year basis.

The duration of such business disruption and the resulting operational and financial impact on YeeTah cannot be reasonably estimated at this time but may negatively affect YeeTah’s financial results for its fiscal year ending March 31, 2021. The global spread of COVID-19 pandemic in a significant number of countries around the world has resulted in, and may intensify, global economic distress, and the extent to which it may affect YeeTah’s results of operations will depend on future developments, which are highly uncertain and cannot be predicted. We cannot assure you that the COVID-19 pandemic can be eliminated or contained in the near future, or at all, or a similar outbreak will not occur again. If the COVID-19 pandemic and the resulting disruption to our business were to extend over a prolonged period, it could materially and adversely affect our business, financial condition, and results of operations.

If YeeTah fails to attract and retain productive technical representatives, its business and operating results could be materially and adversely affected.

All of YeeTah’s sales of life and medical insurance products and general insurance products are conducted through its licensed technical representatives. YeeTah has been actively recruiting and will continue to recruit technical representatives to join its distribution and service network. Technical representatives have been instrumental to the development of YeeTah’s life insurance business.

As of August 31, 2020, YeeTah had ten technical representatives. Competition for technical representatives is intense and there can be no assurance that YeeTah will be able to attract and retain such personnel. If YeeTah is unable to attract and retain highly productive technical representatives, its business could be materially and adversely affected.

Misconduct of the technical representatives may have a material adverse effect on YeeTah’s business, results of operations or financial condition.

Misconduct of the technical representatives could result in regulatory sanctions, litigation or serious reputational or financial harm to YeeTah.

Misconduct may include:

●	the use of methods of solicitation and advertising that are not compatible with the integrity and dignity of the profession of insurance broking;
●	the use of any illustration, circular or memorandum that misrepresents or is incomplete as regards the terms, benefits or advantages of any contract of insurance issued or to be issued to a prospective purchaser of insurance;
●	the use of any incomplete comparison of any policy or contract of insurance for the purpose of inducing an insured to forfeit or replace a policy or contract of insurance;
●	the offer of any payment, allowance or gift as an inducement to any prospective insured to insure through the offeror; and
●	holding out to the public or advertising by means of advertisements, cards, circulars, letters, signs or other methods in an irresponsible or untruthful manner.

Failure to prevent and detect misconduct may have a material adverse effect on YeeTah’s business, results of operations or financial condition.

YeeTah is subject to extensive regulations for its insurance brokerage business and operations.

YeeTah conducts its business primarily in Hong Kong and its business operations are subject to vigorous regulations in Hong Kong applicable to licensed insurance brokers. Any failure to comply with applicable laws or regulations could result in fines, censure, suspensions of personnel or other sanctions, including revocation of YeeTah’s license as insurance broker. Even if a sanction imposed against YeeTah or its personnel is small in monetary amount, the adverse publicity arising from the imposition of sanctions against us by regulators could harm YeeTah’s reputation and impede its ability to retain customers and develop new customer relationships, which may reduce its revenues.

From time to time, the regulatory landscape in the insurance industry in Hong Kong involves and changes. YeeTah faces the risk of significant intervention by regulatory authorities, including increased registered capital requirements, extended training of the insurance agencies’ personnel, and adoption of costly or restrictive new regulations and judicial or administrative proceedings. If any restrictive or costly new regulations and rules become effective and applicable to YeeTah’s business, these regulations may materially limit its activities and operational profitability.

Failure to obtain, renew, or retain licenses, permits or approvals may affect the ability of YeeTah to conduct or expand its business.

YeeTah is required to obtain applicable licenses, permits and approvals from different Hong Kong regulatory authorities in order to conduct or expand its business. The IA has promulgated various regulations on the insurance business, including regulations requiring an insurance broker license. YeeTah obtained, renewed and maintained its insurance broker license as required by the IA. However, there is no assurance that the IA will not issue new regulations governing the insurance product and service industry that might require YeeTah to obtain additional licenses, permits or approvals for its current or future business operations. YeeTah’s failure to obtain any such additional licenses, permits or approvals may adversely its business operations and financial condition.

Competition in YeeTah’s industry is intense and, if YeeTah is unable to compete effectively with both existing and new market participants, it may lose customers and its financial results may be negatively affected.

The insurance intermediary industry in Hong Kong is highly competitive, and YeeTah expects competition to persist and intensify as more insurance broker companies enter the market. In insurance product distribution, YeeTah faces competition from insurance companies that use their in-house sales force and exclusive sales agents to distribute their products, from business entities that distribute insurance products on an ancillary basis, such as commercial banks, as well as from other traditional insurance intermediaries. Many of YeeTah’s competitors, both existing and newly emerging, have greater financial and marketing resources than YeeTah does and may be able to offer products and services that YeeTah does not currently offer and may not offer in the future. If YeeTah is unable to compete effectively against those competitors, YeeTah may lose customers and its financial results may be negatively affected.

Because the commission YeeTah earns on the sale of insurance products is based on premiums and commission rates set by insurance companies, any decrease in these premiums or commission rates may have an adverse effect on its results of operations.

YeeTah is an insurance broker and derives revenues primarily from commissions paid by the insurance companies whose policies its customers purchase. Its commission rates are set by insurance companies and are based on the types and terms of the insurance products. Commission rates and premiums can change based on the prevailing economic, regulatory, taxation-related and competitive factors that affect insurance companies. These factors, which are not within YeeTah’s control, include the ability of insurance companies to place new business, underwriting and non-underwriting profits of insurance companies, consumer demand for insurance products, the availability of comparable products from other insurance companies at a lower cost, as well as the tax deductibility of commissions and the consumers themselves.

Because YeeTah does not determine, and cannot predict, the timing or extent of premium or commission rate changes, YeeTah cannot predict the effect any of these changes may have on its operations. Any decrease in premiums or commission rates may significantly affect YeeTah’s profitability.

Quarterly and annual variations in YeeTah’s commission revenue may unexpectedly impact YeeTah’s results of operations.

YeeTah’s commission revenue is subject to both quarterly and annual fluctuations as a result of the seasonality of YeeTah’s business, the timing of policy renewals and the net effect of new and lost business. During any given year, YeeTah’s commission revenue derived from distribution of life and medical insurance products is highest during the fourth quarter and is lowest during the first quarter. This general seasonality trend was further affected by the recent COVID-19 outbreak, which reduced YeeTah’s first year life insurance commission revenue during the first two quarters of 2020. The factors that cause the quarterly and annual variations are not within YeeTah’s control. Specifically, regulatory changes to product design may result in cessation of products from time to time and cause quarterly fluctuation in the results of YeeTah’s operations. In addition, consumer demand for insurance products can influence the timing of renewals, new business and lost business, which generally includes policies that are not renewed, and cancellations. As a result, quarterly or annual comparisons of YeeTah’s operating results may not be used as an indication of YeeTah’s future performance.

YeeTah’s future success depends on the continuing efforts of YeeTah’s senior management team and other key personnel, and YeeTah’s business may be harmed if YeeTah lose their services.

YeeTah’s future success depends heavily upon the continuing services of the members of YeeTah’s senior management team and other key personnel, in particular, Mr. Huihe Zheng, YeeTah’s Chief Executive Officer and director, and Ms. Siu Ping Lo, YeeTah’s responsible officer, compliance officer, and money laundering reporting officer. If YeeTah’s senior executives or other key personnel, are unable or unwilling to continue in their present positions, YeeTah may not be able to replace them easily, or at all. As such, YeeTah’s business may be disrupted and its financial condition and results of operations may be materially and adversely affected. Competition for senior management and key personnel in insurance industry is intense because of a number of factors including the limited pool of qualified candidates. YeeTah may not be able to retain the services of YeeTah’s senior executives or key personnel, or attract and retain high-quality senior executives or key personnel in the future. In addition, if any member of YeeTah’s senior management team or any of YeeTah’s other key personnel joins a competitor or forms a competing company, YeeTah may lose customers, sensitive trade information, key professionals and staff members.

YeeTah may not be able to ensure the accuracy and completeness of product information and the effectiveness of its recommendation of insurance products.

YeeTah’s customers rely on the insurance product information YeeTah provides through its technical representatives. While YeeTah believes that such information is generally accurate, complete and reliable, there can be no assurance that the accuracy, completeness or reliability of the information can be maintained in the future. If YeeTah’s technical representatives provide any inaccurate or incomplete information due to either their own fault or that of YeeTah’s insurance partners, or YeeTah fails to present accurate or complete information of any insurance products which could lead to its customers’ failure to get the protection or YeeTah being warned or punished by regulatory authorities, YeeTah’s reputation could be harmed and it could experience reduced businesses, which may adversely affect our business and financial performance.

YeeTah may not be able to recommend suitable insurance products to its customers. YeeTah’s technical representatives may not fully understand the customers’ needs and recommend suitable products to them. In addition, because the technical representatives are compensated based on premiums and commission rates, they may be tempted to sell insurance products with higher commissions rather than those required by or suitable to the customers or prospective customers. If YeeTah’s customers are recommended insurance products that do not suit their protection needs, they may lose trust in the company. Meanwhile, YeeTah’s insurance company partners may find its recommendation ineffective. YeeTah’s customers may consequently be reluctant to continue to use YeeTah’s services, and its insurance company partners may be hesitant to continue to partner with YeeTah. As a result, YeeTah’s business, reputation, financial performance and prospects will be materially and adversely affected.

YeeTah may face potential liability, loss of customers and damage to YeeTah’s reputation for any failure to protect the confidential information of its customers.

YeeTah’s customer database holds confidential information concerning YeeTah’s customers. YeeTah may be unable to prevent third parties, such as hackers or criminal organizations, from stealing information provided by YeeTah’s customers. Confidential information of YeeTah’s customers may also be misappropriated or inadvertently disclosed through insurance agents’ misconduct or mistake. YeeTah may also in the future be required to disclose to government authorities certain confidential information concerning its customers. Any compromise of YeeTah’s security could have a material adverse effect on its reputation, business, prospects, financial condition and results of operations.

Though YeeTah has not experienced any material cybersecurity incidents in the past, if its database was compromised by outside sources or if YeeTah is accused of failing to protect the confidential information of its customers, YeeTah may be forced to expend significant financial and managerial resources in remedying the situation, defending against these accusations and YeeTah may face potential liability. Any negative publicity, especially concerning breaches in YeeTah’s cybersecurity systems, may adversely affect its public image and reputation. Though YeeTah takes proactive measures to protect against these risks and believes that its efforts in this area are sufficient for its business, there can be no assurance that such measures will prove effective against all cybersecurity risks.

Risks Related to Doing Business in Hong Kong

Potential political and economic instability in Hong Kong may adversely impact our results of operations.

YeeTah’s operational activities are primarily conducted in Hong Kong. Accordingly, political and economic conditions in Hong Kong and the surrounding region may directly affect its business. Since early 2019, a number of political protests and conflicts have occurred in Hong Kong in connection with proposed legislation that would allow local authorities to detain and extradite people who are wanted in territories that Hong Kong does not have extradition agreements with, including mainland China and Taiwan. The economy of Hong Kong has been negatively impacted, including its retail market, property market, stock market, and tourism, from such protests. As a result, YeeTah experienced a drop in new customers from mainland China beginning in June 2019, which has impacted its revenue for period from June 2019 to the date of this Current Report. It is unclear what (if any) actions the central government of the PRC would take, if Hong Kong’s protests continue, to stabilize Hong Kong’s situation.

Any hostilities involving Hong Kong or the interruption or curtailment of trade or business investments between Hong Kong and mainland China or other regions or countries, or a significant downturn in the economic or financial conditions of Hong Kong, could adversely impact YeeTah’s operations and the Company’s results of operations.

The future development of national security laws and regulations in Hong Kong could materially impact YeeTah’s business by possibly triggering sanctions and other measures which can cause economic harm to YeeTah’s business.

On May 28, 2020, the National People’s Congress of the People’s Republic of China approved a proposal to impose a new national security law for Hong Kong and authorized the Standing Committee of the National People’s Congress to proceed to work out details of the legislation to be implemented in Hong Kong (the “Decision”). While the details of the new law are still scarce as of the date of this prospectus, the Decision states that the new law will target secession, subversion of state power, terrorism activities and foreign interference. The stated objective of the Decision is to protect the national security of China as a whole (including Hong Kong and Macau) and is not intended to have a direct commercial bearing on commercial and economic activities. The government believes the new law may bring about more stability to Hong Kong, which in turn may lay the foundation for commercial and economic activities to flourish. On the other hand, YeeTah cannot rule out the possibility that the Decision may trigger sanctions or other forms of penalties by foreign governments, which may cause economic and other hardship for Hong Kong, including companies like them that do business in Hong Kong. As the Decision is new and details of the new law unavailable as of the date of this prospectus, it is difficult to predict the impact, in any, the new law will have on our business, as such impact will depend on future developments, which are highly uncertain and cannot be predicted.

The market price for our securities could be adversely affected by increased tensions between the United States and China.

Recently there have been heightened tensions in the economic and political relations between the United States and China. On June 30, 2020, the Standing Committee of the PRC National People's Congress issued the Law of the People's Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region. This law defines the duties and government bodies of Hong Kong for safeguarding national security and four categories of offences—secession, subversion, terrorist activities and collusion with a foreign country or external elements to endanger national security—and their corresponding penalties. On July 14, 2020, U.S. President Donald Trump signed the Hong Kong Autonomy Act, or HKAA, into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong's autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including Hong Kong chief executive Carrie Lam. The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions such as those provided in the HKAA is in practice discretionary and highly political, especially in a relationship as extensive and complex as that between the United States and China. It is difficult to predict the full impact of the HKAA on Hong Kong and companies like YeeTah. Furthermore, legislative or administrative actions in respect of Sino-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our securities could be adversely affected.

Risks Related to Our Company and Securities

The limited public trading market may cause volatility in our stock price.

The quotation of our Common Stock on the OTCQB does not assure that a meaningful, consistent and liquid trading market currently exists, and in recent years such market has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies like us.  Our Common Stock is thus and will be subject to significant volatility.  Sales of substantial amounts of our Common Stock, or the perception that such sales might occur, could adversely affect prevailing market prices of our Common Stock.

An active and visible trading market for our Common Stock may not develop.

We cannot predict whether an active market for our Common Stock will develop in the future.  In the absence of an active trading market:

●	Investors may have difficulty buying and selling or obtaining market quotations;

●	Market visibility for our Common Stock may be limited; and

●	A lack of visibility for our Common Stock may have a depressive effect on the market price for our Common Stock.

The OTCQB is an unorganized, inter-dealer, over-the-counter market that provides significantly less liquidity than Nasdaq Stock Market or the New York Stock Exchange.  The trading price of the Common Stock is expected to be subject to significant fluctuations in response to variations in quarterly operating results, changes in analysts’ earnings estimates, announcements of innovations by us or our competitors, general conditions in the industry in which we operate and other factors.  These fluctuations, as well as general economic and market conditions, may have a material or adverse effect on the market price of our Common Stock.

If we become directly subject to the scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. Our operations are primarily conducted in Hong Kong but we have depended, and expect to continue to depend, on visitors from mainland China to generate a majority of our revenues. We also seek to establish collaboration with business partners in mainland China. It is not clear what effect this scrutiny, criticism and negative publicity on China based companies will have on us, our business and our stock price, if any. If we become the subject of any unfavorable allegations due to our dependence on Chinese visitors or relationship with business partners in mainland China, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our Company. This situation will be costly and time consuming and distract our management from growing our business. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our common stock.

Our controlling stockholder may exercise significant influence over us and may be subject to conflicts of interest.

Our Chairman of the Board, Chief Executive Officer and controlling stockholder, Huihe Zheng, owns approximately 92.6% of our outstanding voting power.  Mr. Zheng thus has the power, on his own, to determine the outcome of any corporate transaction or other matters submitted to our stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, election of directors, approval of equity incentive plans, and other significant corporate actions.  Mr. Zheng also has the power to prevent or cause a change in control.  In addition, without the consent of Mr. Zheng, we could be prevented from entering into transactions that could be beneficial to us.  The interests of Mr. Zheng may differ from the interests of our other stockholders, which cause him to be faced with conflicts of interests that may not be resolved in favor of or to the satisfaction of our minority shareholders.

The Series B and Series Convertible Preferred Stock, which are controlled by our Chairman of the Board, Chief Executive Officer, have super voting rights that may adversely affect our holders of common stock.

Except as required by law, holders of Series B and Series C Preferred Stock (which is currently controlled by Huihe Zheng, our Chairman of the Board, Chief Executive Officer) are entitled to super voting rights. Each share of Series B Preferred Stock is entitled to 100 votes and each share of Series C Preferred Stock is initially entitled to eleven votes for each share of common stock into which such share of Series C Preferred Stock could then be converted. Holders of Series B and Series C Preferred Stock will vote together on all matters upon which common stock holders are entitled to vote. The voting rights of holders of our common stock will be diluted as a result of these super voting rights.

Compliance with changing regulation of corporate governance and public disclosure, and our management’s inexperience with such regulations, will result in additional expenses and creates a risk of non-compliance.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting.  Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.  In addition, our management is located in the PRC has little experience with compliance with U.S. laws (including securities laws).  This inexperience may cause us to fall out of compliance with applicable regulatory requirements, which could lead to enforcement action against us and a negative impact on our stock price.

Our management has determined that our disclosure controls and procedures are not effective and we have identified material weaknesses in our internal control over financial reporting.

In connection with the preparation of our financial statements for the years ended December 31, 2019 and 2018, our management concluded that our internal control over financial reporting was not effective and we identified several material weaknesses. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. In addition, as of December 31, 2019 and September 30, 2018, our management concluded that our disclosure controls and procedures were not effective due to the material weaknesses in our internal control over financial reporting. The material weaknesses result from the following: (i) lack of proper segregation of duties and risk assessment process; (ii) lack of formal documentation in internal controls over financial reporting; and (iii) lack of independent directors and an audit committee.

Each of the material weaknesses described above could result in a misstatement of our accounts or disclosures that would result in a material misstatement of our annual or interim consolidated financial statements that would not be prevented or detected. We cannot assure you that any measures we may take in the future will be sufficient to remediate the material weaknesses described above or avoid potential future material weaknesses. If we are unable to report financial information timely and accurately or to maintain effective disclosure controls and procedures, our stock price could be negatively impacted and we could be subject to, among other things, regulatory or enforcement actions by the Securities and Exchange Commission.

Our Common Stock may be considered a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

Our Common Stock, which is currently quoted on OTCQB, may be considered to be a “penny stock” if it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Exchange Act, as amended.  Our Common Stock may be a “penny stock” if it meets one or more of the following conditions: (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a “recognized” national exchange; (iii) it is not quoted on the Nasdaq Capital Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.  The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our Common Stock will be subject to the “penny stock” regulations set forth in Rules 15-2 through 15g-9 promulgated under the Exchange Act.  For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account.  Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.  This procedure requires the broker-dealer to: (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.  Compliance with these requirements may make it more difficult and time consuming for holders of our Common Stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

We do not foresee paying cash dividends in the foreseeable future and, as a result, our investors’ sole source of gain, if any, will depend on capital appreciation, if any.

We do not plan to declare or pay any cash dividends on our shares of Common Stock in the foreseeable future and currently intend to retain any future earnings for funding growth. As a result, investors should not rely on an investment in our securities if they require the investment to produce dividend income. Capital appreciation, if any, of our shares may be investors’ sole source of gain for the foreseeable future. Moreover, investors may not be able to resell their Common Stock at or above the price they paid for them.

The rights of the holders of common stock may be impaired by the potential issuance of preferred stock.

Our Board of Directors may, without stockholder approval, issue preferred stock with voting, dividend, conversion, liquidation or other rights that could adversely affect the voting power and equity interest of the holders of common stock. Preferred stock, which could be issued with the right to more than one vote per share, could be utilized as a method of discouraging, delaying or preventing a change of control. The possible impact on takeover attempts could adversely affect the price of our common stock. Although we have no present intention to issue any additional shares of preferred stock or to create any new series of preferred stock, we may issue such shares in the future.

You may experience additional dilution as a result of future equity offerings.

In order to raise additional capital, we have issued equity securities in the past and may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per unit in this offering. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions, may be lower than the price per share paid by investors in this offering.

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern.

For each of the years ended December 31, 2019 and 2018, our independent auditor included an explanatory paragraph in their audit report emphasizing to the readers of the audit report that there is a substantial doubt about our ability to continue as a going concern based upon our net losses and negative cash flows from operations for the years ended December 31, 2019 and 2018 and our levels of working capital as of December 31, 2019 and 2018. In addition, the independent auditor of the Group also issued an explanatory paragraph in their audit report emphasizing the substantial doubt about the Group’s ability to continue as a going concern based upon its net losses and negative cash flows from operations for the years ended March 31, 2020 and 2019 and its levels of working capital as of March 31, 2020 and 2019. The financial statements do not include any adjustments that might result from the outcome of these uncertainties. Management is planning to raise any necessary additional funds to fund our operating expenses through loans and additional sales of our common stock, securities convertible into our common stock, debt securities or a combination of such financing alternatives; however, there can be no assurance that we will be successful in raising any necessary additional capital. If we are not successful in raising additional capital, we may not have enough financial resources to support our business and operations and, as a result, may not be able to continue as a going concern and could be forced to liquidate.

Shares of our Common Stock that have not been registered under federal securities laws are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a former “shell company.”

Prior to the closing of the Share Exchange, we were deemed a “shell company” under applicable SEC rules and regulations because we had no or nominal operations and either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets. Pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), sales of the securities of a former shell company, such as us, under that rule are not permitted (i) until at least 12 months have elapsed from the date on which our Current Report on Form 8-K reflecting our status as a non-shell company, was filed with the SEC; (ii) unless at the time of a proposed sale, we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, other than Form 8-K reports; or (iii) until the effectiveness of a registration statement under the Securities Act relating to our Common Stock. Therefore, unless we register such shares of Common Stock for sale under the Securities Act, most of our stockholders will be forced to hold their shares of our Common Stock for at least that 12-month period before they are eligible to sell those shares, and even after that period, sales may not be made under Rule 144 unless we and the selling stockholders are in compliance with other requirements of Rule 144. Further, it will be more difficult for us to raise funding to support our operations through the sale of debt or equity securities unless we agree to register such securities under the Securities Act, which could cause us to expend significant time and cash resources. Additionally, our previous status as a shell company could also limit our use of our securities to pay for any acquisitions we may seek to pursue in the future (although none are currently planned). The lack of liquidity of our securities as a result of the inability to sell under Rule 144 for a longer period of time than a non- former shell company could cause the market price of our securities to decline.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS OF THE GROUP

The following discussion and analysis of the Group’s financial condition and results of operations should be read in conjunction with the Group’s consolidated financial statements and related notes that appear in this report. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect the Group’s plans, estimates, and beliefs. Actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors.” All amounts in included in the fiscal years ended March 31, 2020 and 2019 and included in the quarterly periods ended June 30,2020 and 2019 are derived from the Group’s audited consolidated financial statements and unaudited condensed consolidated financial statements included elsewhere in this filing. Financial statements of the Group have been prepared in accordance with U.S. Generally Accepted Accounting Principles, or US GAAP. All financial amounts are expressed in U.S. dollars.

Overview

The Group conducts its business through its wholly owned subsidiary, YeeTah. Headquartered in Hong Kong, China, YeeTah is a licensed insurance brokerage company that sells a wide range of insurance products, consisting of two major categories: (1) life and medical insurance, such as individual life insurance; and (2) general insurance, such as automobile insurance, commercial property insurance, liability insurance, homeowner insurance. In addition, as a MPF Intermediary, YeeTah also assists its customers with their investment through the MPF and the ORSO schemes in Hong Kong, both of which are retirement protection schemes set up for employees.

YeeTah sells insurance products underwritten by insurance companies operating in Hong Kong to its individual customers and is compensated for its services by commissions paid by insurance companies, typically based on a percentage of the premium paid by the insured. Commissions generally depend on the type, term of insurance products and the particular insurance company and they are usually paid by the insurance companies the next month after the cooling off period of the policies sold.

As an independent insurance agency, YeeTah offers not only a broad range of insurance products underwritten by multiple insurance companies to address the needs of increasingly sophisticated customers with diverse needs and preferences but also quality services, which covers the policy application, customer information collection, analysis of policy selection, and after-sale services.

YeeTah focuses on offering long-term life insurance products including endowment life and annuity life insurance and sells general insurance products including automobile insurance, individual accident insurance, homeowner insurance, liability insurance and travel insurance.

Impact of COVID-19 and Protests

An outbreak of a novel strain of the coronavirus, COVID-19, was identified in China and has subsequently been recognized as a pandemic by the World Health Organization. The COVID-19 outbreak has severely restricted the level of economic activity around the world. In response to this outbreak, the governments of many countries, states, cities and other geographic regions, including Hong Kong, have taken preventative or protective actions, such as imposing restrictions on travel and business operations and advising or requiring individuals to limit or forego their time outside of their homes.

With social distancing measures having been implemented to curtail the spread of COVID-19, brokers in Hong Kong, such as YeeTah, which relied primarily on storefront and in-person consultations for new business production faced an immediate slowdown. In addition, Hong Kong has suspended mainland tourists’ free travel and requested those who travel from the mainland and enter Hong Kong undergo quarantine for 14 days.

Customers from mainland China contributed to a large part of YeeTah’s commissions. Regulations require their physical presence in Hong Kong to complete the policy contract. However, due to the political turmoil and travel restrictions related to the COVID-19 outbreak, mainland Chinese customers have dropped sharply. As a result, YeeTah’s revenue from commissions on new business has decreased significantly. YeeTah’s commissions from renewal premiums have also been materially affected since the mainland Chinese customers have been late in making the renewal payments due to inability to visit Hong Kong to make the payments. Most of YeeTah’s mainland customers do not have Hong Kong bank account and used to pay their premiums through credit card or in cash in person.

As a result of COVID-19 (which arose in Hong Kong in January 2020) and the civilian protests in Hong Kong (which started in March 2019), YeeTah experienced a 50 % decrease in revenue for the year ended March 31, 2020 as compared to the year ended March 31, 2019. Further, YeeTah’s revenue for the three months ended June 30, 2020 experienced a decrease of 60.1% as compared to the same period of last year.

Results of Operations

Comparison of the Fiscal Years Ended March 31, 2020 and March 31, 2019

The following table presents an overview of the Group’s results of operations for the years ended March 31, 2020 and 2019:

	For the Year Ended	For the Year Ended
	March 31, 2020	March 31, 2019

Revenue	221,289	445,234
Cost of sales	200,011	409,998
Gross profit	21,278	35,236

Operating costs and expenses:
General and administrative expenses	151,893	210,219
Total operating costs and expenses	151,893	210,219

Loss from operations	(130,615)	(174,983)

Total other income	105,532	107,588

Loss before provision for income taxes	(25,083)	(67,395)

Net loss	(25,083)	(67,395)

Revenue

Revenue represents commissions earned from insurance companies through sales of insurance products to customers. Revenue decreased by approximately $224,000 or 50.3% for the year ended March 31, 2020 as compared to the same period of 2019. The decrease was mainly due to the economic impacts resulted from the Hong Kong civilian protests and COVID-19 during fiscal 2020.

Costs of sales

Costs of sales represent commissions YeeTah paid to third party individuals or companies who referred customers to YeeTah. Cost of sales decreased by approximately $210,000 or 51.2% for the year ended March 31, 2020 as compared to the same period of 2019. The decrease was in line with the decrease in revenue.

Gross margin

Gross margin was 9.6% for the fiscal year ended March 31, 2020, which was relatively consistent with the gross margin of 7.9% for the fiscal year ended March 31, 2019.

General and administrative expenses

General and administrative (“G&A”) expense consist primarily of employee salaries, office rent, insurance costs, general office operating expenses (e.g. utilities, repairs and maintenance) and professional fees. G&A expenses decreased by approximately $58,000 or 27.7% for the year ended March 31, 2020 as compared to the same period of 2019. The decrease was primarily due to (i) a decrease of approximately $24,000 in office rent as a result of the relocation to a cheaper office in 2020 and (ii) a decrease of approximately $15,000 in employee salaries due to reduction in the number of employees in October 2019.

Other income

Other income represents management service fees earned from providing office management services to a related party company. The management service fees were generally fixed and therefore other income for the year ended March 31, 2020 was consistent with that of 2019.

Net loss

As a result of the factors described above, the Group’s net loss for the fiscal year ended March 31, 2020 was $25,083 as compared to a net loss of $67,395 for the same period of 2019.

Comparison of the Three Months Ended June 30, 2020 and 2019

The following table presents an overview of the Group’s results of operations for the three months ended June 30, 2020 and 2019:

	For The Three Months Ended	For The Three Months Ended
	June 30, 2020	June 30, 2019

Revenue	20,880	52,273
Cost of sales	19,578	43,916
Gross profit	1,302	8,357

Operating costs and expenses:
General and administrative expenses	29,612	39,307
Total operating costs and expenses	29,612	39,307

Loss from operations	(28,310)	(30,950)

Total other income	3,461	34,424

Loss before provision for income taxes	(24,849)	3,474

Net loss	(24,849)	3,474

Revenue

Revenue decreased by approximately $31,000 or 60.1% for the three months ended June 30, 2020 as compared to the same period of 2019. The decrease was mainly due to the economic impacts resulted from the prolonged Hong Kong civilian protests and COVID -19 during fiscal 2020.

Cost of sales

Cost of sales decreased by approximately $24,000 or 55.4% for the three months ended June 30, 2020 as compared to the same period of 2019. The decrease was in line with the decrease of revenue.

Gross margin

Gross margin was 6.2% for the three months ended June 30, 2020 as compared to the 16% of the same period of last year. The decrease was due to revenue in 2020 was largely related to renewals, which generated lower commission incomes.

General and administrative expenses

G&A expenses consist primarily of employee salaries, office rents, insurance costs, general office operating expenses (e.g. utilities, repairs and maintenance) and professional fees. G&A expenses decreased by approximately $10,000 or 24.7% for the three months ended June 30, 2020 as compared to the same period of 2019. The decrease was primarily due to (i) a decrease of approximately $4,000 in repair and maintenance because such expenses were non-routine and did not occur in the three month period of 2020 and (ii) a decrease of approximately $3,000 in employee salaries due to reduction in the number of employees to adjust for the change in business activity in 2020.

Other income

The other income decreased by approximately $31,000 or 89.9% for the three months ended June 30, 2020 as compared to the same period of 2019. The decrease was due to termination of these management services in December 2019.

Net loss

As a result of the factors described above, net loss for the three months ended June 30, 2020 was $24,849, representing an increase of approximately $28,000 or 815% as compared to the same period of 2019.

Foreign Currency Translation

The Group’s reporting currency is the United States dollar (“US$”). The Group’s operations are principally conducted in Hong Kong where the Hong Kong dollar is the functional currency.

Transactions denominated in other than the functional currencies are re-measured into the functional currency of the entity at the exchange rates prevailing on the transaction dates. Monetary assets and liabilities denominated in currencies other than the applicable functional currencies are translated into the functional currency at the prevailing rates of exchange at the balance date. The resulting exchange differences are reported in the statements of operations and comprehensive income.

The exchanges rate used for translation from Hong Kong dollar to US$ was 7.8000, a pegged rate determined by the linked exchange rate system in Hong Kong. This pegged rate was used to translate Group’s balance sheets, income statement items and cash flow items for both the years ended March 31, 2020 and 2019 and for both the three months ended June 30, 2020 and 2019.

Liquidity and Capital Resources

To date, the Group has financed its operations primarily through cash generated by operating activities, equity financings and advances from its principal shareholder. As of June 30, 2020, March 31, 2020, and 2019, the Group had $82,564, $62,399 and $24,716, respectively, in cash and cash equivalents, which primarily consist of cash deposited in banks.

The Group’s working capital requirements mainly comprise of commissions paid to technical representatives and referral fees, operating lease payments and employee salaries. Historically, the Group’s capital requirements were generally met by cash generated from its operations, equity financings and funding from its principal shareholder. In light of the civilian protest events in Hong Kong and the COVID-19 pandemic, the Group undertook certain cost cutting measures, including but not limited to, relocating to a new office with a much lower rent and reducing the number of employees. Discretionary expenditures are also curtailed or reduced to save costs. In addition to adjusting its operating expenditures, the Group will continue to seek opportunities of equity financings and financial supports from the Group’s principal shareholder. Although historically the Group has been successful in obtaining equity financings through the sales of its ordinary shares and obtaining debt financings from its principal shareholder, the availability of such financings when required is dependent on many factors beyond the Group’s control such as the unforeseeable impacts from COVID-19 and the recovery of the Hong Kong economy following the civilian protests.

Years Ended March 31, 2020 and 2019

	March 31, 2020	March 31, 2019
Net cash provided by (used in) operating activities	$19,274	$(67,127)
Net cash provided by investing activities	-	-
Net cash provided by financing activities	18,409	35,898
Effect of exchange rate changes on cash	-	-
Net increase (decrease) in cash, cash equivalents	37,683	(31,229)
Cash and cash equivalents at beginning of year	24,716	55,945
Cash and cash equivalents at end of year	$62,399	$24,716

Operating Activities:

Net cash generated from operating activities was approximately $19,000 for the year ended March 31, 2020, compared to net cash used in operating activities of approximately $67,000 for 2019, representing an increase of approximately $86,000 in the net cash inflow generated from operating activities. The increase in net cash generated from operating activities was primarily due to the following:

1)	Change in accounts receivable was approximately $39,000 cash inflow for the year ended March 31, 2020. For 2019, changes in accounts receivable was approximately $39,000 cash outflow, which led to a $78,000 increase in net cash inflow from operating activities.

2)	Change in other receivable provided approximately $38,000 cash inflow for the year ended March 31, 2020. For 2019, change in other receivable was nil, which led to an increase of approximately $38,000 in net cash inflow from operating activities.

3)	Change in due to a related party consumed an approximately $33,000 cash outflow for the year ended March 31, 2020. For 2019, change in due to a related party generated an approximately cash inflow of $42,000, which led to an increase of approximately $74,000 in net cash outflow from operating activities.

Financing Activities:

Net cash provided by financing activities was approximately $18,000 for the year ended March 31, 2020, which was primarily attributable to the net result of receipt for subscription receivable of approximately $53,000 and repayment of shareholder advances of approximately $35,000.

Net cash provided by financing activities was approximately $36,000 for the year ended March 31, 2019, which was primarily attributable to shareholder advances.

Three Months Ended June 30, 2020 and 2019

	June 30, 2020	June 30, 2019
Net cash provided by (used in) operating activities	$9,859	$29,955
Net cash provided by investing activities	-	-
Net cash provided by (used in) financing activities	10,306	(35,769)
Effect of exchange rate changes on cash	-	-
Net increase (decrease) in cash, cash equivalents	20,165	(5,814)
Cash and cash equivalents at beginning of period	62,399	24,716
Cash and cash equivalents at end of year	$82,564	$18,902

The Group had a balance of cash and cash equivalents of approximately $83,000 as of June 30, 2020, compared with a balance of approximately $62,000 as of March 31, 2020.

Operating Activities:

Net cash generated in operating activities was approximately $10,000 for the three months ended June 30, 2020, compared to net cash generated from operating activities of approximately $30,000 for 2019, represented a decrease of approximately $20,000 in the net cash inflow generated from operating activities. The decrease in net cash generated from operating activities was primarily due to the following:

1)	Change in accounts receivable resulted in an approximately $5,000 cash inflow for the quarterly period ended June 30, 2020. For the same period of 2019, changes in accounts receivable was an approximately $31,000 cash inflow, which led to an approximately $26,000 decrease in net cash inflow from operating activities.

2)	Change in accounts payable and accrued liabilities generated an approximately $6,000 cash inflow for the quarterly period ended June 30, 2020. For the same period in 2019, change in accounts payable and accrued liabilities generated a cash inflow of approximately $3,000, which led to an approximately $3,000 increase in net cash inflow from operating activities.

3)	Change in due to a related party generated an approximately $27,000 cash inflow for the quarterly period ended June 30, 2020. For the same period in 2019, change in due to a related party consumed a cash outflow of approximately $9,000, which led to an approximately $36,000 increase in net cash inflow from operating activities.

Financing Activities:

Net cash generated from financing activities was approximately $10,000 for the quarterly period ended June 30, 2020, which was attributable to shareholder advances of approximately $20,000 and repayment of shareholder advances of approximately $10,000.

Net cash used in financing activities was $36,000 for the quarterly period ended June 30, 2019, which was primarily attributable to repayments of shareholder advances.

Lease commitments

The Group had one office lease agreement and its lease commitments as of June 30, 2020 are summarized as follows:

	Payments due by period
	Total	Less than 1 year	1-3 years	Over 3 years
Operating lease obligations	$29,231	$29,231	$-	$-

Critical Accounting Policies

Please refer to Note 2 of the Group’ consolidated financial statements included in this report for details of critical accounting policies. There were no areas requiring significant management judgments and estimates for the years ended March 31, 2020 and 2019 and for the three months ended June 30, 2020 and 2019.

Off-balance Sheet Commitments and Arrangements

As of June 30, 2020, the Group did not have any material off-balance sheet arrangements that had or were reasonably likely to have any effect on the registrant's financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to the beneficial ownership of Common Stock by (i) each person, entity or group (as that term is used in Section 13(d)(3) of the Exchange Act) known to us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group.   The percentage of class is based on 1,668,049 shares of Common Stock issued and outstanding as of October 21, 2020.

Name of Beneficial Owner	Number of Shares of Common Stock Owned	Percentage of Shares of Common Stock Owned	Number of Shares of Class B Preferred Stock Owned	Percentage of Shares of Class B Preferred Stock Owned	Number of Shares of Class C Preferred Stock Owned	Percentage of Shares of Class C Preferred Stock Owned	Percentage of Aggregate Voting Power
5% Stockholders
Huihe Zheng	710,000	42.6%	13,500	100%	900,000	100%	92.6	%(1)(2)
Jie Zhang (3)	266,120	16.0%	-	-	-	-	2.1%
Top Team Asia(4)	276,168	16.6%	-	-	-	-	2.1%
Directors and Officers
Huihe Zheng	710,000	42.6%	13,500	100%	900,000	100%	92.6	%(1)(2)
Tim Shannon (5)	834	*	-	-	-	-	*
Huili Shen	-	-	-	-	-	-	-
Timothy Miles	-	-	-	-	-	-	-
All officers and directors as a group (four persons)	710,834	42.6%	13,500	100%	900,000	100%	93.2%

*Less than one percent.

(1)	Each share of Series B Preferred Stock entitles the holder to 100 votes on all corporate matters submitted for stockholder approval.

(2)	Each share of Series C Preferred Stock entitles the holder to 11 votes initially on all corporate matters submitted for stockholder approval.

(3)	The address for this stockholder is Room 605, Building 1, 569 Changshou Road, Shanghai, China 200040.

(4)	The address for this stockholder is Flat/Room 6 3F, Yip Fung Industrial Building, No. 7 Sheung Hei Street, San Po Long, Kowloon, Hong Kong. The Company does not know who has the voting/investment control over Top Team Asia. To the best of the Company’s knowledge, Basilio Zheng (also spelled Basilio Cheng) may be the control person for Top Team Asia and have the voting and dispositive power over the shares of common stock held by this stockholder.

(5)	The address for this stockholder is 1197 Fox Chase Drive, Newton, NC 28658.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, ages, positions and date appointed of our current board members and executive officers:

Name	Age	Positions	Date First Appointed
Huihe Zheng	39	Chairman of the Board, Chief Executive Officer and President	April 8, 2020
Tim Shannon	58	Chief Financial Officer	April 8, 2020
Timothy Miles	55	Director	April 8, 2020
Huili Shen	37	Secretary and director	April 8, 2020

Biographical Information

Huihe Zheng has more than twenty years of experience in investment and wealth management. Mr. Zheng has served as Chairman of Shanghai Dingchan Industrial Co., Ltd., a company primarily engaged in wholesale and distribution of computer equipment and components since he founded the company in November 2013. Mr. Zheng has served as Chief Executive Officer and Chairman of Shanghai Hewu Investment Management Co., Ltd., an investment company, since he founded the company in January 2016. Mr. Zheng has also served as a director, Chief Executive Officer and President of 24/7 Kid, the Company’s wholly owned subsidiary since March 2020. From 1999 to 2016, Mr. Zheng primarily focused on securities trading in stock markets in China and abroad for his own account. We believe Mr. Zheng’s experience in business management, investment and capital market qualifies him to serve on our board of directors.

Tim Shannon has served as the Chief Financial Officer of 24/7 Kid, the wholly owned subsidiary of the Company, since June 2005 and director of 24/7 Kid from inception until May 2020. Mr. Shannon served as President and Chief Executive Officer of 24/7 Kid from November 1998 until March 2020. From 1990 to 1994, Mr. Shannon was an investment advisor with Great Western Securities and Hearn Financial Services in Orlando, Florida.  In 1995, he co-founded Shannon/Rosenbloom Marketing, a marketing and investor relations company, with Brian Rosenbloom, a former director of 24/7 Kid and served as its Vice President July 1995 until November 1998. Mr. Shannon spent six years as a system engineer and marketing representative with IBM after graduating in 1983 from the University of South Florida’s Engineering College with a bachelor’s degree in Computer Science.

Timothy Miles has been the president and owner of Happiness Now Hypnosis, a hypnotherapy company, since 2016. Mr. Miles has also served as a director of 24/7 Kid since January 2020. From 1999 through 2016, Mr. Miles was the president of Littlepond Enterprises, Inc., a business consulting firm. Mr. Miles attended the University of California at Davis, but did not receive a degree. We believe Mr. Miles’ decades’ experience in business management and consulting qualifies him to serve on our board of directors.

Huili Shen has served as the managing graphic designer at Ctrip Travel Network Technology Co., Ltd., a travel services company, since November 2010. From May 2006 to October 2010, Ms. Shen was an assistant graphic designer at Huiguang Technology Co., Ltd, a software company. Ms. Shen worked as a graphic designer at Haotian Technology Shanghai Co., Ltd., a software company, from September 2003 to April 2006. Ms. Shen graduated from Sanda University with a bachelor’s degree in graphic design. We believe Ms. Shen’s experience in management qualified her to serve on our board of directors.

Director Independence

We are not currently listed on a national stock exchange and not required to maintain a majority of independent directors. However, we believe that Timothy Miles qualifies as an independent director as defined under the rules of the OTCQB Marketplace.

Family Relationships

There are no family relationships among our directors and executive officers.

Our Board Composition

We do not have any independent directors. We are not required to maintain a majority of independent directors or the foregoing committees under the rules applicable to companies that do not have securities listed or quoted on a national securities exchange. Our board of directors does not maintain a separate audit, nominating, or compensation committee. Functions customarily performed by such committees are performed by our board of directors as a whole.

Involvement in Certain Legal Proceedings

None of our directors and executive officers have been involved in any of the following events during the past ten years:

●	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

●	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	being subject of, or a party to, any federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

The Group

Summary Compensation Table

The following table sets forth the cash and non-cash compensation awarded to or earned by each individual who served as the executive officer or the key employee of the Group during the years ended March 31, 2020 and 2019.

Name and principal position	Year	Salary ($)	Bonus ($)	Share awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Huihe Zheng, Chief	2020	—	—	—	—	—	—	—	—
Executive Officer and Chairman (1)	2019	—	—	—	—	—	—	—	—

Siu Ping Lo	2020	55,385	—	—	—	—	—	—	55,385
Responsible Officer, former Chief Executive, and director of YeeTah (2)	2019	44,872	—	—	—	—	—	—	44,872

(1)	Mr. Zheng was appointed as Chief Executive Officer and director of YeeTah on December 30, 2019.
(2)	Ms. Lo served as Chief Executive and director of YeeTah until December 30, 2019.

Executive Compensation of the Company

The following table summarizes all compensation paid for services to the Company in all capacities for our fiscal years ended December 31, 2019 and 2018 by (i) each person serving as our principal executive officer, and (ii) each person serving as our principal financial officer.

Summary of Executive Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Tim Shannon Chief Financial Officer, former Chief Executive Officer and	2019	65,000	-	40,000	(2)	-	-	-	-	105,000
director(1)(3)	2018	55,000	-	-		-	-	-	-	55,000

(1)	Beginning in October of 2018, we began paying compensation of $5,000 per month to Mr. Shannon. In April of 2019, Mr. Shannon’s compensation was increased to $10,000 per month.
(2)	In October of 2018, the Company converted $40,000 of Timothy Shannon’s accrued compensation to 1,000,000 shares of Series A Preferred Stock of 24/7 Kid.
(3)	Mr. Shannon also received additional compensation for his services as a director. See “-Director Compensation of the Company.”

Outstanding Equity Awards at Fiscal Year End

The Company did not have any outstanding equity awards as of December 31, 2019.

Director Compensation of the Company

Directors received stock compensation in the fiscal year ended December 31, 2019 in the form of Series B Preferred Stock. All directors are reimbursed for ordinary and necessary expenses incurred in attending any meeting of the board of directors or otherwise incurred in their capacities as directors. The following table shows for the fiscal year ended December 31, 2019, certain information with respect to the stock compensation of our directors:

Name	Number of Shares	Value ($)
Tim Shannon	1,000,000	50,000
Ken Scott(1)	200,000	10,000
Timothy Miles	100,000	5,000
Tarik Iles(1)	50,000	2,500

(1)	Former directors of 24/7 Kid, both of whom resigned in March 2020.

Employment Agreements

The Company presently does not have any employment agreements or other compensation arrangements with its executive officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The Company

During the fourth quarter of 2018 and first quarter of 2019, our wholly owned subsidiary, 24/7 Kid issued convertible promissory notes in the aggregate principal of $241,067 to certain of its stockholders and affiliates of such stockholders. These notes born a simple interest at 12% per annum and had terms ranging from approximately one to two years. These notes were convertible into shares of common stock of 24/7 Kid at the option of the holders at a conversion price of $0.008 per shares, subject to certain adjustments. On January 22, 2020, 24/7 Kid converted these notes with accrued interest in the aggregate amount of $271,642 into 33,955,250 shares of its common stock.

On June 202019, directors of 24/7 Kid received stock compensation an aggregate of 1,350,000 shares of Series B Preferred Stock. The following table shows for the fiscal year ended December 31, 2019, certain information with respect to the stock compensation of these directors:

Name	Number of Shares	Value ($)
Tim Shannon	1,000,000	50,000
Ken Scott	200,000	10,000
Timothy Miles	100,000	5,000
Tarik Iles	50,000	2,500

 In February 2020, 24/7 Kid issued 104,000,000 shares of Common Stock at the equivalent price of $.001 per share in lieu of accrued compensation to Tim Shannon, our Chief Financial Officer. In February 2020, the board of directors of 24/7 Kid approved the cancellation of 33,000,000 shares of its common stock to Mr. Shannon which were issued earlier in the month. This cancellation was necessary to keep 24/7 Kid in compliance with the public float requirement of the OTCQB marketplace.

In February 2020, Timothy Shannon, our Chief Financial Officer, forgave $71,000 of debt owed to him by 24/7 Kid in connection with the change of control.

Reference is made to the disclosure under Item 1.01 of this Current Report regarding the Share Exchange, which is incorporated herein by reference.

The Group

During the years ended March 31, 2020 and 2019, the Group generated other income of $107,308 and $107,692, respectively, from providing office management services to YeeTah Financial, a company controlled by Siu Ping Lo, the responsible officer and former Chief Executive and director of YeeTah.

During the years ended March 31, 2020 and 2019, the Group paid $190,496 and $402,041, respectively, to YeeTah Financial for customer referral services.

As of March 31, 2019, the Group had the balance due to Ms. Siu Ping Lo and YeeTah Financial of $14,479 and $57,424, respectively. The balance was unsecured, interest-free and due on demand and was paid in full during the fiscal year 2020. As of March 31, 2019, the Group had the balance due from a principle owner, Mr. Teik Hoe Chng of $53, 205, which represented the purchase price for shares issued to be paid by Mr. Chng. Mr. Chng subsequently transferred the related shares to Ms. Lo in August 2019 and therefore the $53,205 balance was assumed by Ms. Lo. In December 2019, the $53,205 balance was further assumed by Mr. Huihe Zheng as part of the share purchase arrangement between Ms. Lo and himself.

As of March 31, 2020, the Group had due from Mr. Zheng of $20,316, which represented the net result of the amount due from Ms. Lo partially offset by the advances Ms. Lo made to support the Group’s operations. The balance was assumed by Mr. Zheng as part of the purchase price for shares of YeeTah acquired by Mr. Zheng. In addition, as of March 31, 2020, the Group also had $48,718 due from Mr. Zheng, representing the payment due from Mr. Zheng for subscription of shares of QDM BVI. The balance due from Mr. Zheng was unsecured, interest-free and due on demand.

During the three months ended June 30, 2019, the Group received $35,769 for office management services provided to YeeTah Financial. During the three months ended June 30, 2020 and 2019, the Group paid YeeTah Financial $19,578 and $42,273 respectively, for customer referral services.

During the three months ended June 30, 2020, the Group advanced $10,009 to the Company for working capital uses.

As of June 30, 2020, the Group owed Mr. Zheng $18,146, which represented advances made by Mr. Zheng to the Group for working capital purposes and was unsecured, interest-free and due on demand. As of June 30, 2020, the Group was owed of $48,718 form Mr. Zheng, which represented the purchase price payable for shares acquired by Mr. Zheng and was unsecured, interest-free and due on demand. As of June 30, 2020, the Group had the balance due from the Company of $10,009, which was unsecured, interest-free and due on demand.

Reference is made to the disclosure under Items 1.01 and 2.01 of this Current Report regarding the Share Exchange and incorporated herein by reference.

LEGAL PROCEEDINGS

We have no material proceedings pending nor are we aware of any pending investigation or threatened litigation by any third party.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock is quoted on OTCQB operated by the OTC Markets under the symbol “QDMI.” There has been limited trading in our shares of Common Stock. We cannot assure you that there will be an active market in the future for our Common Stock. On October 21, 2020, the last reported sales price of our Common Stock on the OTCQB, was $0.85. The over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Stockholders of Record

Based upon information furnished by our transfer agent, as of October 21, 2020, we had approximately 170 stockholders of record.

Dividends

We have never paid or declared any dividends on our Common Stock and do not anticipate paying cash dividends in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

We currently do not have any equity compensation plans.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

None.

RECENT SALES OF UNREGISTERED SECURITIES

In December of 2017, 24/7 Kid issued an aggregate of 17,000 shares of common stock to Dr. Benitez for investing $10,000 (10,000 shares), Tim Shannon for investing $5,000 (5,000 shares) and Ken Scott for investing $2,000 (2,000 shares).

In July of 2018, 24/7 Kid issued 10,000 shares of common stock to Brian Rosenbloom in exchange for a two-year commitment to assist in business development and issued 10,000 shares of common stock to Harold Rosenbloom for investing $5,000.

In September of 2018, 24/7 Kid issued 10,000 shares of preferred stock to its then CEO, Tim Shannon, in exchange for $40,000 of unpaid accrued compensation.

On June 20, 2019, 24/7 Kid issued an aggregate of 13,500 shares Series B Preferred Stock to its directors as compensation for their services rendered.

On January 22, 2020, 24/7 Kid converted its outstanding convertible notes including principal and accrued interest in the aggregate amount of $271,642 into 339,553 shares of common stock at a conversion price of $.8 per share.

On February 11, 2020, 24/7 Kid issued 1,040,000 shares of common stock to Timothy Shannon in lieu of accrued compensation. On February 13, 2020, 24/7 Kid cancelled 330,000 shares of common stock issued to Timothy Shannon.

The securities issued in the above transactions were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act.

On February 11, 2020, 24/7 Kid converted 100,000 shares of Series A Preferred Stock into 100,000 shares of common stock. The issuance was made in reliance upon the exemption from registration under Section 3(a)(9) of the Securities Act.

On April 8, 2020, upon effectiveness of the Merger, the Company issued an aggregate of 1,667,658 shares of common stock and 13,500 shares of Series B Preferred Stock to the stockholders of 24/7 Kid in exchange for shares of common stock and Series B Preferred Stock of 24/7 Kid on a one-for-one basis.

Reference is made to Item 3.02 of this Current Report for a description of the issuance of Series C Preferred Shares, which is incorporated herein by reference.

DESCRIPTION OF REGISTRANT’S SECURITIES

The following description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws, as they may be amended from time to time, any certificates of designations through which we may establish the terms and conditions of particular series of preferred stock, other documents governing the terms and conditions of particular securities and applicable provisions of Florida law.

Common Stock

As of the date of this Current Report, we are authorized to issue 200,000,000 shares of Common Stock, par value $0.0001 per share, of which 1,668,049 shares of Common Stock were issued and outstanding. Each share of our common stock is entitled to one vote on all matters submitted to a vote of our stockholders, including the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy. Holders of common stock representing a majority of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of our common stock are entitled to receive ratably all dividends, if any, as may be declared from time to time by our Board of Directors out of the funds legally available. Our articles of incorporation do not provide for cumulative voting in the election of directors. Holders of common stock have no pre-emptive or conversion rights and there are no redemption provisions applicable to the common stock.

Preferred Stock

Our Board of Directors has the authority, without action by our stockholders, to designate and issue up to 5,000,000 shares of preferred stock in one or more series or classes and to designate the rights, preferences and privileges of each series or class, which may be greater than the rights of our common stock. Of the 5,000,000 shares of preferred stock, 1,000,000 shares are designed as Series A Preferred Stock, 2,000,000 are designated as Series B Preferred Stock and 900,000 are designated as Series C Convertible Preferred Stock. The rights, preferences and privileges of preferred stock could include dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, the number of shares constituting any class or series and the designation of the class or series. Terms selected by our Board of Directors in the future could decrease the amount of earnings and assets available for distribution to holders of shares of common stock or adversely affect the rights and powers, including voting rights, of the holders of shares of common stock without any further vote or action by the stockholders. As a result, the rights of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of the Series A Preferred Stock, Series B Preferred Stock, and Series C Convertible Preferred Stock or any other preferred stock that may be issued by us in the future, which could have the effect of decreasing the market price of our common stock.

Series A Preferred Stock

We are authorized to issue 1,000,000 shares of Series A Preferred Stock, none of which was outstanding as of the date of this Current Report. Holders of Series A Preferred Stock are not entitled to receive dividends and are subordinated to our Commons Stock and debt obligations. Each share of Series A Preferred Stock is convertible into ten shares of Common Stock after a one-year holding period. In addition, holders of Series A Preferred Stock have the co-sale right and right of first refusal and will not be required to sell their shares of Series A Preferred Stock on the same terms or conditions of a sale by a majority stockholder. However, holders of Series A Preferred Stock do not have any pre-emptive rights or voting rights.

Series B Preferred Stock

We are authorized to issue 2,000,000 shares of Series B Preferred Stock, of which 13,500 shares were outstanding as of the date of this Current Report. Each share of Series B Preferred Stock is entitled to 100 votes on all corporate matters submitted to a vote of the stockholders. Generally, all matters to be voted on by stockholders must be approved by a majority of the shares entitled to vote. Holders of Series B Preferred Stock are not entitled to receive dividends and are subordinated to our Commons Stock and debt obligations. Holders of Series B Preferred Stock have the co-sale right and right of first refusal and will not be required to sell their shares of Series B Preferred Stock on the same terms or conditions of a sale by a majority stockholder. However, holders of Series B Preferred Stock do not have any conversion rights, pre-emptive rights or voting rights.

Series C Preferred Shares

Reference is made to the description of Series C Preferred Shares under Item 5.03 of this Current Report and incorporated herein by reference.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The laws of the Florida permit the indemnification of directors, employees, officers and agents of Florida corporations. Our articles of incorporation and bylaws provide that we shall indemnify to the fullest extent permitted by Florida law any person whom we may indemnify under that law.

The provisions of Florida law that authorize indemnification do not eliminate the duty of care of a director. In appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director has reasonable cause to believe that his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or conscious disregard for our best interests in a proceeding by or in our right to procure a judgment in its favor or in a proceeding by or in the right of a stockholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws.

The effect of the foregoing is to require us to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he or she reasonably believed to be in or not contrary to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of our company under Florida law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

See Item 9.01 of this Current Report for the financial statements required hereunder.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

Reference is made to the disclosure under Item 4.01 of this Current Report, which is incorporated herein by reference.

FINANCIAL STATEMENTS AND EXHIBITS

The exhibits are listed and described in Item 9.01 of this Current Report.

Item 3.02 Unregistered Sale of Equity Securities

The information regarding the Share Exchange set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02. The issuance of the Series C Preferred Shares was in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On October 21, 2020, the board of directors of the Company (the “Board”) approved the engagement of ZH CPA, LLC (“ZH CPA”), and dismissal of BF Borgers CPA PC (“BF Borgers”), as the Company’s independent registered public accounting firm.

The report of BF Borgers on the Company’s financial statements for the fiscal years ended December 31, 2019 and 2018 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles. The report did include an explanatory paragraph about the uncertainty as to the Company’s ability to continue as a going concern.

During the period of BF Borgers’ engagement as the Company’s independent registered public accounting firm through October 21, 2020 (the “Engagement Period”), there were no disagreements as defined in Item 304 of Regulation S-K with BF Borgers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BF Borgers, would have caused it to make reference in connection with any opinion to the subject matter of the disagreement. Further, during the Engagement Period, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

During the Company’s two most recent fiscal years ended December 31, 2019 and 2018, and during the subsequent interim period, neither the Company, nor anyone on its behalf, consulted ZH CPA with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that ZH CPA concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided BF Borgers with the disclosures under this Item 4.01, and has requested BF Borgers to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company in this Item 4.01 and, if not, stating the respects in which it does not agree. The letter from BF Borgers is filed as Exhibit 16.1 to this Current Report.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Articles of Incorporation

On October 8, 2020, the Company filed an amendment to its Articles of Incorporation to designate 900,000 shares of its authorized preferred stock as Series C Convertible Preferred Stock pursuant to the Series C Certificate of Designation. Some of the rights, preferences, privileges, and restrictions applicable to the Series C Preferred Shares are described below.

Dividend. The Series C Preferred Shares will be entitled to receive any dividends or distributions paid in respect of the Common Stock on an as-converted basis.

Voting. Except as provided in the Certificate of Designation or as otherwise required by law, holders of Series C Preferred Shares will be entitled to vote, together with the holders of Common Stock, on an as-converted basis on all matters submitted to a vote of the holders of Common Stock.

Conversion. Each Series C Preferred Share is convertible into Common Stock at an initial conversion rate of 1-for-11. The conversion rate is subject to proportionate adjustments for stock splits, reverse stock splits and similar events. However, the Company will not effect any conversion of the Series C Preferred Shares if, after giving effect to such conversion, the Company will fail to maintain a freely traded public float of at least 10% of the total shares issued and outstanding of its Common Stock trading on OTCQB (or a freely traded public float of at least 5% if the Company has a minimum of $2 million in market value of the public float) under the Standards for Continued Eligibility of the OTCQB Standards.

Item 5.06 Change in Shell Company Status.

Prior to the Share Exchange, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act). As a result of the Share Exchange, we have ceased to be a shell company. The information contained in this Report constitutes the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act.

Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of Series C Preferred Shares are entitled to receive, pari passu with the holders of Common Stock, out of the assets available for distribution to stockholders an amount equal to such amount per share as would have been payable had all shares of Series C Preferred Shares been converted into Common Stock immediately before such liquidation, dissolution or winding up, without giving effect to any limitation on conversion.

The foregoing description of the terms and conditions of the Certificate of Designation is only a summary and is qualified in its entirety by the full text of the Certificate of Designation, which is being filed as Exhibit 3.3 to this Current Report.

Change in Fiscal Year

On October 21, 2020, our board of directors approved a change to our fiscal year end from December 31 to March 31, which is the fiscal year of YeeTah, to align our reporting periods to be more consistent with YeeTah. We will file a transition report on Form 10-K for the transition period from January 1, 2020 to March 31, 2020.

Item 9.01  Financial Statements and Exhibits

(a)	Financial statements of the business acquired.

The audited financial statements of QDM BVI as of March 31, 2020 and 2019 and for the years then ended and the unaudited financial statement for the three months as of June 30, 2020 and 2019 and for the quarters then ended and related footnotes are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively and are incorporated herein by reference.

(b)	Pro forma financial information.

The pro forma financial statements with respect to the transactions described in Item 2.01 are attached hereto as Exhibit 99.3 and are incorporated herein by reference.

(b)	Exhibits.

Exhibit No.	Description
2.1	Share Exchange Agreement, dated October 21, 2020, by and among QDM International Inc., QDM Holdings Limited and Huihe Zheng+
3.1	Articles of Incorporation of the Company (1)
3.2	Bylaws of the Company (2)
3.3	Certificate of Designation of Series C Convertible Preferred Stock of QDM International Inc. filed on October 8, 2020
10.1	Broker Agreement dated November 16, 2015, by and between Company A and YeeTah Insurance Consultant Limited, as supplemented
10.2	Broker’s Contract, dated October 19, 2015, by and between Company B and YeeTah Insurance Consultant Limited, as supplemented
10.3	Agreement dated November 6, 2017, by and between Company C and YeeTah Insurance Consultant Limited
16.1	Letter from BF Borgers CPA PC to the U.S. Securities and Exchange Commission, dated October 27, 2020.
99.1	Audited financial statements of QDM Holdings Limited for the years ended March 31, 2020 and 2019
99.2	Unaudited financial statements of QDM Holdings Limited for three months ended June 30, 2020 and 2019
99.3	Pro forma financial statements of QDM International Inc. and QDM Holdings Limited

+	The exhibits and schedules to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish a copy of any omitted schedules to the SEC upon request.

(1)	Incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K12G3 filed with the SEC on May 1, 2020.
(2)	Incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K12G3 filed with the SEC on May 1, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 27, 2020	QDM INTERNATIONAL INC.

	By:	/s/ Huihe Zheng
		Name:	Huihe Zheng
		Title:	President and Chief Executive Officer